 UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

WELL POWER, INC.

(Exact name of registrant in its charter)

Nevada		61-1728810
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

11111 Katy Freeway

Suite #9 110

Houston, TX 77079, (713) 973-5738

 (Address, including zip code, and telephone number,

including area code, of registrant’s principal executive offices)

N/A

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of communications to:

Gregg E. Jaclin, Esq.

Szaferman, Lakind, Blumstein & Blader, P.C.

101 Grovers Mill Road, Second Floor

Lawrenceville, NJ 08648

Tel. No.: (609) 275-0400

Fax No.: (609) 275-4511

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [x]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of large accelerated filer, accelerated filer and smaller reporting company in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]	Accelerated filer	[ ]
Non-accelerated filer	[ ]	Smaller reporting company	[x]
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, par value $0.001 per share, issuable pursuant to certain equity purchase agreement	14,370,000 (3)	$0.053	$761,610.00	$88.50
Total	14,370,000		$761,610.00	$88.50

(1)	We are registering 14,370,000 shares of our common stock that we will put to Premier Venture Partners, LLC pursuant to that certain equity purchase agreement (the “Equity Purchase Agreement”). The Equity Purchase Agreement was entered into on August 26, 2014. In the event of stock splits, stock dividends or similar transactions involving the common stock, the number of common shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”). In the event that the adjustment provisions of the Equity Purchase Agreement require the registrant to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the registrant will file a new registration statement to register those additional shares.

(2)	The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) of the Securities Act on the basis of the closing price of the common stock of the registrant as reported on the OTCQB on November 21, 2014.

(3)	Including an aggregate of 3,955,070 shares of our common stock issued upon the execution of the Equity Purchase Agreement (“Initial Commitment Shares”)

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the commission, acting pursuant to said section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission (the “SEC”) is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

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PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED December ____, 2014

14,370,000 Shares of Common stock

WELL POWER, INC.

This prospectus relates to the resale of up to 14,370,000 shares of common stock of Well Power, Inc. (“we” or the “Company”), par value $0.001 per share (the “Common Stock”), issuable to Premier Venture Partners, LLC (“Premier Venture”) pursuant to that the Equity Purchase Agreement. The Equity Purchase Agreement permits us to “put” up to $10,000,000 in shares of our Common Stock to Premier over a period of up to thirty-six (36) months commencing from the effectiveness of the registration statement, or until the termination of the Equity Purchase Agreement in accordance with the terms and provisions thereof (the “Open Period”). We will not receive any proceeds from the resale of these shares of Common Stock. However, we will receive proceeds from the sale of securities pursuant to our exercise of the put right offered by Premier Venture. Premier Venture is deemed an underwriter for our common stock.

The selling stockholders may offer all or part of the shares for resale from time to time through public or private transactions, at either prevailing market prices or at privately negotiated prices. The Company is paying all of the registration expenses incurred in connection with the registration of the shares except for underwriting discounts, selling commissions, brokerage fees and related expenses.

Our common stock is quoted on the OTCQB under the ticker symbol WPWR. On November 21, 2014, the closing price of our common stock was $0.053 per share.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 7 to read about factors you should consider before investing in shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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The Date of This Prospectus Is: _____, 2014

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the common stock of Well Power, Inc. (referred to herein as the “Company,” “we,” “our,” and “us”). You should carefully read the entire Prospectus, including “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the accompanying financial statements and notes before making an investment decision.

Business Overview

Well Power, Inc. was incorporated on March 26, 2007 under the name of “Vortec Electronics, Inc.” On December 10, 2013, we filed Articles of Merger with the Secretary of State of Nevada in order to effectuate a merger with our wholly-owned subsidiary, Well Power, Inc. (the “Merger”) whose shareholder approval was not required pursuant to Section 92A.180 of the Nevada Revised Statutes. As part of the merger, our board of directors (“the Board”) authorized a change in our name to “Well Power, Inc.” and our Articles of Incorporation were amended to reflect this name change accordingly. Our ticker symbol subsequently changed from “VOELD” to “WPWR” to resemble our new name.

Since the Merger, we have acquired an exclusive license from ME Resource Corporation (“MEC”), a Canadian publicly listed company for which a director and the Chief Technology Officer is related to our President Dan Patience. MEC is creating mobile and scalable Wellhead Micro-Refinery Units (“MRUs”) deployable close to the wellhead to process raw natural gas into liquid fuels and clean power. As a result of the license with MEC, we are now in the business of distributing MRUs in the State of Texas and from there into other geographical areas.

The product is still under development, which is ongoing, and the first MRU is expected to occur within a year. Discussions are ongoing to raise capital to begin construction of a commercial unit. There is no assurance that we will be able to raise the capital needed to develop the first MRU. Our expectation is that we will obtain financing, chose a site for the MRU, and begin construction of the unit in the third quarter. As such, we will not be able to realize any revenue from the sale of MRUs until the development has completed and a commercialized product is ready for launch.

Our plan is to assist the development of the MRUs and distribute them in our licensed territory. We hope to provide oil and gas producers and operators in the State of Texas a solution to process otherwise wasted natural gas, including stranded, shut-in, flared and vented gas and produce valued end-products including engineered fuel (diesel, diluents, synthetic crude) and electrical power. The MRU is a novel method and apparatus, for producing chemicals, heat, energy and water from a methane-containing gas. The innovative method and apparatus makes use of heterogeneous catalysis in a single-vessel, beginning with the partial oxidation of methane to produce synthesis gas followed by a Fischer-Tropsch reaction to produce chemicals and other end products with no excess hydrogen.

Under our license agreement, we agreed to pay MEC $400,000 for our exclusive license; the money will go toward the unit cost of an MRU at $800,000 or, alternatively, a revenue sharing arrangement where MEC leases the MRU at 50% unit cost and shares in 50% of the net revenue generated. In either event, this money will be applied to the technical and engineering development of the first demonstration MRU in the territory and may be used to develop catalyst for specific engineered fuels.

The payment to MEC was due in two installments: i) $100,000 within thirty (30) days of January 29, 2014; and ii) balance of $300,000 within ninety (90) days of January 29, 2014. We have made total cash payments of $379,000 subsequent to the quarter ended July 31, 2014.

Equity Purchase Agreement with Premier Venture

On August 26, 2013, we entered into the Equity Purchase Agreement with Premier Venture, a California liability company. Pursuant to the terms of the Equity Purchase Agreement, Premier Venture committed to purchase up to $10,000,000 of our Common Stock during the Open Period. From time to time during the Open Period, we may deliver a drawdown notice to Premier Venture which states the dollar amount that we intend to sell to Premier Venture on a date specified in the put notice (the “Put Notice”). The maximum investment amount per notice shall not exceed the lesser of (i) 200% of the average daily trading volume of Company’s common stock on the five trading days prior to the day the Put Notice is received by Premier Venture and (ii) 110% of any previous put amount during the maximum thirty-six (36) month period (or for the first Put Notice, 2,000,000 shares). The total purchase price to be paid, in connection to the Put Notice, by Premier Venture shall be calculated at a thirty percent (30%) discount to the lowest individual daily volume weighted average price of the Common Stock during such trading day (“VWAP”) of during the five (5) consecutive trading days immediately after the applicable Put notice date, notwithstanding certain provisions pursuant to the Equity Purchase Agreement, less six hundred dollars ($600.00). We have more shares reserved than are covered in this registration statement. In consideration for the execution and delivery of the Equity Purchase Agreement by Premier Venture, we issued Premier Venture 3,955,070 shares of Company’s Common Stock (the “Initial Commitment Shares”), at a purchase price equal to 30% discount to the lowest total share price based on the daily VWAPs of the Common Stock on the three (3) trading days immediately preceding the execution date the Equity Purchase Agreement.

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In connection with the Equity Purchase Agreement, we also entered into a registration rights agreement (the “Registration Rights Agreement”) with Premier Venture, pursuant to which we are obligated to file a registration statement with the SEC. We are obligated to use all commercially reasonable efforts to maintain an effective registration statement until termination of the Equity Purchase Agreement.

The 14,370,000 shares to be registered herein represent 12.85% of the shares issued and outstanding, assuming that the selling stockholder will sell all of the shares offered for sale.

At an assumed purchase price of $0.0371 (representing 70% of the closing price of our Common Stock of $0.053 on November 21, 2014), we will be able to receive up to $533,127 in gross proceeds, assuming the sale of the entire 14,370,000 shares being registered hereunder pursuant to the Equity Purchase Agreement. Accordingly, we would be required to register an additional 255,171,779 shares to obtain the balance of $9,466,873 under the Equity Purchase Agreement. We are currently authorized to issue 4,500,000,000 shares of our common stock. Premier Venture has agreed to refrain from holding an amount of shares which would result in Premier Venture owning more than 4.99% of the then-outstanding shares of our common stock at any one time.

There are substantial risks to investors as a result of the issuance of shares of our Common Stock under the Equity Purchase Agreement. These risks include dilution of stockholders’ percentage ownership, significant decline in our stock price and our inability to draw sufficient funds when needed.

Premier Venture will periodically purchase our Common Stock under the Equity Purchase Agreement and will, in turn, sell such shares to investors in the market at the market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Premier Venture to raise the same amount of funds, as our stock price declines.

The aggregate investment amount of $10,000,000 was determined based on numerous factors, including the following:

•	Current financial operating needs

•	Financing of workover projects

•	Acquisition of assets, business and/or operations

•	Acquisition of additional licensing

•	Ot1her purposes that the Board in its good faith deem in the best interest of the Company

Where You Can Find Us

Our mailing address is 11111 Katy Freeway, Suite # 910, Houston, TX 77079, and our telephone number is (713) 973-5738.

THE OFFERING

Common stock outstanding before the offering	111,861,931 shares of Common Stock as of December 1, 2014.

Common stock offered by selling stockholder	14,370,000 shares of Common Stock.

Common stock outstanding after the offering	126,231,931 shares of common stock.

Use of proceeds	We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the sale of securities pursuant to the Equity Purchase Agreement. The proceeds received under the Equity Purchase Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board, in its good faith deem to be in the best interest of the Company.

OTCQB Trading Symbol	WPWR

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” on page 7.

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RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this Prospectus before making an investment decision with regard to our securities. The statements contained in or incorporated into this Prospectus that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Business

We rely upon key personnel and if they leave us, our business plan and results of operations could be adversely affected.

We rely heavily on our executives Cristian Neagoe and Dan Patience. Their experience and input creates the foundation for our business and they are responsible for the directorship and control over our operations. We currently have a consulting agreement with both executives, but have not put into place a “key man” insurance policy on either of them. Moving forward, should we lose the services of either executive, for any reason, we will incur costs associated with recruiting a replacement and delays in our operations. If we are unable to replace either Mr. Neagoe or Mr. Patience with another suitably trained individual or individuals, we may be forced to scale back or curtail our business plan. As a result of this, investors’ investment in us could become devalued or worthless and we may be forced to abandon or change our business plan.

We may not be able to successfully manage our growth, which could lead to our inability to implement our business plan.

Our growth is expected to place a significant strain on our managerial, operational and financial resources, especially considering that we currently only have three directors and two executive officers. Further, as we enter into additional contracts, we will be required to manage multiple relationships with various consultants, businesses and other third parties. These requirements will be exacerbated in the event of our further growth. There can be no assurance that our systems, procedures and/or controls will be adequate to support our operations or that our management will be able to achieve the rapid execution necessary to successfully implement our business plan. If we are unable to manage our growth effectively, our business, results of operations and financial condition will be adversely affected, which could lead to us being forced to abandon or curtail our business plan and operations.

We have a limited operating history in our current business focus of selling MRUs and, because of this, it may be difficult to evaluate our chances for success.

We were formed in March 2007 as a company specializing in in the business of designing, developing, manufacturing, and selling fully automated frying woks. We only generated limited revenues in connection with such operations, and changed our business focus to distribution of MRUs after our acquisition of the exclusive distribution license from MEC on January 22, 2014. As such, we have a limited history in our current business focus of MRU distribution. We are a relatively new company and, as such, run a risk of not being able to compete in the marketplace because of our relatively short existence. New companies in the competitive environment of the distribution of MRUs or similar products may face significant competition, and as a result, we may be forced to abandon or curtail our business plan. Under such a circumstance, the value of any investment in us may become worthless.

Our Articles of Incorporation, as amended, and Bylaws limit the liability of, and provide indemnification for, our officers and directors.

Our Articles of Incorporation, as amended, generally limit our officers' and directors' personal liability to the Company and its stockholders for breach of fiduciary duty as an officer or director except for breach of the duty of loyalty or acts or omissions not made in good faith or which involve intentional misconduct or a knowing violation of law. Our Articles of Incorporation, as amended, and Bylaws provide indemnification for our officers and directors to the fullest extent authorized by the Nevada General Corporation Law against all expense, liability, and loss, including attorney's fees, judgments, fines excise taxes or penalties and amounts to be paid in settlement reasonably incurred or suffered by an officer or director in connection with any action, suit or proceeding, whether civil or criminal, administrative or investigative (hereinafter a " Proceeding ") to which the officer or director is made a party or is threatened to be made a party, or in which the officer or director is involved by reason of the fact that he is or was an officer or director of the Company, or is or was serving at the request of the Company as an officer or director of another corporation or of a partnership, joint venture, trust or other enterprise whether the basis of the Proceeding is an alleged action in an official capacity as an officer or director, or in any other capacity while serving as an officer or director. Thus, the Company may be prevented from recovering damages for certain alleged errors or omissions by the officers and directors for liabilities incurred in connection with their good faith acts for the Company. Such an indemnification payment might deplete the Company's assets. Stockholders who have questions regarding the fiduciary obligations of the officers and directors of the Company should consult with independent legal counsel. It is the position of the SEC that exculpation from and indemnification for liabilities arising under the Securities Act and the rules and regulations thereunder is against public policy and therefore unenforceable.

Our President’s leave could harm our business relationship with ME Resource Corporation.

Our President Dan Patience is related to a director and the Chief Technology Officer of ME Resource Corporation, from which we have acquired an exclusive license to distribute and sell their MRUs in the State of Texas and potentially other geographical regions in the United States. Going forward, should we lose the service of Mr. Patience, for any reason, our company may not be able to maintain the exclusive licensing rights from ME Resource Corporation and the loss of licensing rights could harm or affect our core business.

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Risks Related To Product Liabilities

We may be subject to product liability claims if people or properties are harmed by the MRUs we sell.

We have obtained the exclusive distribution license of MRUs manufactured by MEC. Some of those products may be defectively designed or manufactured. As a result, sales of such products through us could expose us to product liability claims relating to personal injury or property damage and may require product recalls or other actions. Third parties subject to such injury or damage may bring claims or legal proceedings against us as the distributors of such products. We do not currently maintain any third-party liability insurance or product liability insurance in relation to products sold through us. As a result, any material product liability claim or litigation could have a material and adverse effect on our business, financial condition and results of operations. Even unsuccessful claims could result in the expenditure of funds and managerial efforts in defending them and could have a negative impact on our reputation.

Risks Relating To Our Securities

Shareholders may be diluted significantly through our efforts to obtain financing, satisfy obligations, and/or complete acquisitions through the issuance of additional shares of our common stock or other securities.

Wherever possible, our Board will attempt to use non-cash consideration to satisfy the Company’s obligations. The non-cash consideration may consist of restricted shares of our common stock, convertible debt, or other securities.

We have signed an Equity Purchase Agreement with Premier Venture, for up to $10,000,000 through sales of our common stock. The Equity Purchase Agreement grants the investors the ability to buy a substantial number of shares of common stock in a series of private placement transactions at a price that is at a discount to the market price. If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current stockholders.  We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations.  If we issue additional stock, investors' percentage interests in us will be diluted.  The result of this could reduce the value of current investors' stock.

Additionally, moving forward, we may attempt to conduct acquisitions and/or mergers of other entities or assets using our common stock or other securities as payment for such transactions. Our Board has authority, without action or vote of the shareholders, to issue all or part of the authorized but unissued shares of common stock and preferred stock with various preferences and other rights. If such transactions occur, this may result in substantial dilution of the ownership interests of existing shareholders, and dilute the book value of the Company’s common stock.

We do not expect to pay dividends in the foreseeable future.

We do not intend to declare dividends for the foreseeable future, as we anticipate that we will reinvest any future earnings in the development and growth of our business.  Therefore, our stockholders will not receive any funds unless they sell their common stock, and stockholders may be unable to sell their shares on favorable terms or at all.

Trading in our common stock on the OTCQB is limited and sporadic and fluctuates, making it difficult for our shareholders to sell their shares or liquidate their investments.

Our common stock is quoted on the OTCQB under the symbol “WPWR”. We anticipate the market for our common stock on the OTCQB to be subject to fluctuations in response to several factors, including, but not limited to:

•	actual or anticipated variations in our results of operations;
•	our ability to generate revenues;
•	conditions and trends in the market for oil and natural gas; and
•	future acquisitions we may make

Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates, or government regulations may adversely affect the market price and liquidity of our common stock.

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We are subject to penny stock regulations and restrictions and investors may have difficulty selling shares of our common stock.

Our common stock is subject to the provisions of Section 15(g) and Rule 15g-9 of the Securities Exchange Act of 1934 (the “Exchange Act”), commonly referred to as the “penny stock rule.”  Section 15(g) sets forth certain requirements for transactions in penny stock, and Rule 15g-9(d) incorporates the definition of “penny stock” that is found in Rule 3a51-1 of the Exchange Act.  The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. We are subject to the SEC’s penny stock rules.

Since our common stock is deemed to be penny stock, trading in the shares of our common stock is subject to additional sales practice requirements on broker-dealers who sell penny stock to persons other than established customers and accredited investors.  “Accredited investors” are persons with assets in excess of $1,000,000 (excluding the value of such person’s primary residence) or annual income exceeding $200,000 or $300,000 together with their spouse. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such security and must have the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt the rules require the delivery, prior to the first transaction of a risk disclosure document, prepared by the SEC, relating to the penny stock market.  A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities.  Finally, monthly statements must be sent disclosing recent price information for the penny stocks held in an account and information to the limited market in penny stocks.  Consequently, these rules may restrict the ability of broker-dealer to trade and/or maintain a market in our common stock and may affect the ability of our stockholders to sell their shares of common stock.

There can be no assurance that our shares of common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock was exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock if the SEC finds that such a restriction would be in the public interest.

State securities laws may limit secondary trading, which may restrict the state in which and conditions under which you can sell shares.

Secondary trading in our common stock may not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted.

Because we are not subject to compliance with rules requiring the adoption of certain corporate governance measures, our stockholders have limited protections against interested director transactions, conflicts of interest, and similar matters.

The Sarbanes-Oxley Act of 2002, as well as rule changes proposed and enacted by the SEC, the New York and American Stock Exchanges and the Nasdaq Stock Market, as a result of Sarbanes-Oxley, require the implementation of various measures relating to corporate governance. These measures are designed to enhance the integrity of corporate management and the securities markets and apply to securities that are listed on those exchanges or the Nasdaq Stock Market.

We do not currently have an independent audit or compensation committee. As a result, our Directors have the ability to, among other things; determine their own level of compensation. Until we comply with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave our stockholders without protections against interested director transactions, conflicts of interest, if any, and similar matters and any potential investors may be reluctant to provide us with funds necessary to expand our operations.

We intend to comply with all corporate governance measures relating to Director independence as and when required. However, we may find it very difficult or be unable to attract and retain qualified officers, Directors and members of board committees required to provide for our effective management as a result of the Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of Directors and executive officers. The perceived increased personal risk associated with these recent changes may make it more costly or deter qualified individuals from accepting these roles.

Nevada law and our Articles of Incorporation authorize us to issue shares of stock, which shares may cause substantial dilution to our existing shareholders.

We have authorized capital stock consisting of 4,500,000,000 shares of common stock, $0.001 par value per share. As of December 1, 2014, we had 111,861,934 shares of common stock outstanding. As a result, our Board has the ability to issue a large number of additional shares of common stock without shareholder approval, which if issued could cause substantial dilution to our then shareholders. Investors should keep in mind that the Board has the authority to issue additional shares of common stock, which could cause substantial dilution to our existing shareholders. As a result, the issuance of shares of common stock may cause the value of our securities to decrease and/or become worthless.

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Premier Venture will pay less than the then-prevailing market price for our common stock.

The common stock to be issued to Premier Venture pursuant to the Equity Purchase Agreement will be purchased at a 30% discount to the VWAP of the five (5) consecutive trading days immediately after the applicable Put notice date. Premier Venture has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price.  If Premier Venture sells the shares, the price of our common stock could decrease.  If our stock price decreases, Premier Venture may have a further incentive to sell the shares of our common stock that it holds.  These sales may have a further impact on our stock price.

Investors’ ownership interest may be diluted and the value of our common stock may decline by exercising the put right pursuant to the Equity Purchase Agreement.

Pursuant to the Equity Purchase Agreement, when we deem it necessary, we may raise capital through the private sale of our common stock to Premier Venture at a price equal to a 30% discount to the VWAP of the five (5) consecutive trading days immediately after receiving our notice of sale. Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted.

We are registering an aggregate of 14,370,000 shares of common stock to be issued under the Equity Purchase Agreement. The sales of such shares could depress the market price of our common stock.

We are registering an aggregate of 14,370,000 shares of common stock under the registration statement of which this prospectus is a part, pursuant to the Equity Purchase Agreement. Notwithstanding Premier Venture’s ownership limitation, the 14,370,000 shares would represent approximately 12.85% of our shares of common stock outstanding immediately after our exercise of the put right under the Equity Purchase Agreement. The sale of these shares into the public market by Premier Venture could depress the market price of our common stock.

We may not have access to the full amount available under the Equity Purchase Agreement.

Our ability to draw down funds and sell shares under the Equity Purchase Agreement requires that this resale registration statement be declared effective and continue to be effective.  This registration statement registers the resale of 14,370,000 shares issuable under the Equity Purchase Agreement, and our ability to sell any remaining shares issuable under the Equity Purchase Agreement is subject to our ability to prepare and file one or more additional registration statements registering the resale of these shares. These registration statements may be subject to review and comment by the staff of the SEC, and will require the consent of our independent registered public accounting firm. Therefore, the timing of effectiveness of these registration statements cannot be assured. The effectiveness of these registration statements is a condition precedent to our ability to sell all of the shares of common stock to Premier Venture under the Equity Purchase Agreement. Even if we are successful in causing one or more registration statements registering the resale of some or all of the shares issuable under the Equity Purchase Agreement to be declared effective by the SEC in a timely manner, we may not be able to sell the shares unless certain other conditions are met. For example, we might have to increase the number of our authorized shares in order to issue the shares to Premier Venture. Accordingly, because our ability to draw down any amounts under the Equity Purchase Agreement is subject to a number of conditions, there is no guarantee that we will be able to draw down any portion or all of the proceeds of $10,000,000 under the Equity Purchase Agreement.

Certain restrictions on the extent of puts and the delivery of advance notices may have little, if any, effect on the adverse impact of our issuance of shares in connection with the Equity Purchase Agreement, and as such, Premier Venture may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing shareholders.

Premier Venture has agreed, subject to certain exceptions listed in the Equity Purchase Agreement, to refrain from holding an amount of shares which would result in Premier Venture or its affiliates owning more than 4.99% of the then-outstanding shares of our common stock at any one time. These restrictions, however, do not prevent Premier Venture from selling shares of common stock received in connection with a put, and then receiving additional shares of common stock in connection with a subsequent put.  In this way, Premier Venture could sell more than 4.99% of the outstanding common stock in a relatively short time frame while never holding more than 4.99% at one time.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains certain forward-looking statements. When used in this prospectus or in any other presentation, statements which are not historical in nature, including the words “anticipate,” “estimate,” “should,” “expect,” “believe,” “intend,” “may,” “project,” “plan” or “continue,” and similar expressions are intended to identify forward-looking statements. They also include statements containing a projection of revenues, earnings or losses, capital expenditures, dividends, capital structure or other financial terms.

The forward-looking statements in this prospectus are based upon our management’s beliefs, assumptions and expectations of our future operations and economic performance, taking into account the information currently available to them. These statements are not statements of historical fact. Forward-looking statements involve risks and uncertainties, some of which are not currently known to us that may cause our actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition we express or imply in any forward-looking statements. These forward-looking statements are based on our current plans and expectations and are subject to a number of uncertainties and risks that could significantly affect current plans and expectations and our future financial condition and results.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus might not occur. We qualify any and all of our forward-looking statements entirely by these cautionary factors. As a consequence, current plans, anticipated actions and future financial conditions and results may differ from those expressed in any forward-looking statements made by or on our behalf. You are cautioned not to unduly rely on such forward-looking statements when evaluating the information presented herein.

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USE OF PROCEEDS

We will not receive any proceeds from the sale of shares by the selling stockholder. However, we will receive proceeds from the sale of securities pursuant to the Equity Purchase Agreement. The proceeds received from any “drawdowns” tendered to Premier Venture under the Equity Purchase Agreement will be used for general corporate and working capital purposes and acquisitions or assets, businesses or operations or for other purposes that the Board, in its good faith deems to be in the best interest of the Company.

DILUTION

“Dilution” as used herein represents the difference between the offering price per share of shares offered hereby and the net tangible book value per share of the Company’s common stock after completion of the offering. Dilution in the offering is primarily due to the losses previously recognized by the Company.

At an assumed purchase price of $0.0371 (equal to 70% of the closing price of our common stock of $0.053 on November 21, 2014), and the issuance of 100% of the shares being registered, we will be required to issue an aggregate of 14,370,000 shares of Common Stock, with net proceeds of $533,127 pursuant to the Equity Purchase Agreement.

The net tangible book value of the Company at July 31, 2014 was $(910,915) or $(0.0081) per share. Net tangible book value represents the amount of total tangible assets less total liabilities. Assuming that 100% of the shares offered hereby were purchased by investors (a fact of which there can be no assurance) as of November 26, 2014, the then outstanding 126,231,943 shares of common stock, which would constitute all of the issued and outstanding equity capital of the Company, would have a net tangible book value of $(377,788) (after deducting commissions and offering expenses) or approximately $(0.0030) per share.

Assuming a 50% decrease in the number of shares to be issued, based upon the purchase price of $0.0371(equal to 70% of the closing price of our common stock of $0.053 on November 21, 2014), we will be required to issue an aggregate of 7,185,000 shares of common stock, with net proceeds of $266,564 pursuant to the Equity Purchase Agreement.

Assuming a 75% decrease in the number of shares to be issued, based upon the purchase price of $0.0371(equal to 70% of the closing price of our common stock of $0.053 on November 21, 2014), we will be required to issue an aggregate of 3,592,570 shares of common stock, with net proceeds of $133,282 pursuant to the Equity Purchase Agreement.

The dilution associated with the offering and each of the above scenarios is as follows:

		50%	75%
		Decrease	Decrease
		in Shares	in Shares
	Offering	Issued	Issued
Offering price	$.0371	$.0371	$.0371
Net tangible book value before Offering (per share)	$(.0081)	$(.0081)	$(.0081)
Net tangible book value after Offering (per share)	$(.0030)	$(.0054)	$(.0067)
Dilution per share to investor	$(.0051)	$(.0027)	$(.0014)
Dilution percentage to investor	(63)%	(33)%	(17)%

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Our Common Stock is quoted under the ticker symbol “WPWR” on the OTCQB operated by OTC Markets Group, Inc.  Only a limited market exists for our securities. There is no assurance that a regular trading market will develop, or if developed, that it will be sustained. Therefore, a shareholder may be unable to resell his securities in our company.

The following table sets forth the range of high and low bid quotations for our common stock for each of the periods indicated as reported by the OTCQB. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending April 30, 2015
Quarter Ended	High $	Low $
October 31, 2014	0.097	0.038
July 31, 2014	0.279	0.08

Fiscal Year Ending April 30, 2014
Quarter Ended	High $	Low $
April 30, 2014	0.1745	0.163
January 31, 2014	0.24	0.24
October 31, 2013	0.25	0.25
July 31, 2013	0	0.25

Fiscal Year Ending April 30, 2013*
Quarter Ended	High $	Low $
April 30, 2013	N/A	N/A
January 31, 2013	N/A	N/A
October 31, 2012	N/A	N/A
July 31, 2012	N/A	N/A

*Our Common Stock was first quoted on September 19, 2013.

On November 24, 2014, the last sales price per share of our Common Stock on the OTCQB was $0.053.

Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

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Holders of Our Common Stock

As of December 1, 2014, we had 111,861,934 shares of our Common Stock issued and outstanding, held by seven (7) shareholders of record, with others holding shares in street name.

Description of Securities to be Registered

We have authorized capital stock consisting of 4,500,000,000 shares of Common Stock, par value $0.001 per share.

Common stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of common stock is, and all shares of common stock to be outstanding upon completion of this Offering will upon payment therefore be, duly and validly issued, fully paid and non-assessable.

Dividends

There are no restrictions in our Articles of Incorporation or Bylaws that restrict us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	we would not be able to pay our debts as they become due in the usual course of business; or
2.	our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends. We do not plan to declare any dividends in the foreseeable future.

Warrants, Options and Convertible Securities

Cristian Neagoe, the Company’s Chief Executive Officer, Director and Petroleum Engineer was issued, as part of the 2014 Stock Incentive Plan, stock options to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $0.70 per share, which have a term of two years commencing from the date of Mr. Neagoe’s appointment.

Dan Patience, the Company’s President, Chief Financial Officer, Treasurer, Secretary, Director, and Petroleum Advisor was issued, as part of the 2014 Stock Incentive Plan, stock options to purchase 2,000,000 shares of the Company’s common stock at an exercise price of $0.70 per share, which have a term of two years commencing from the date of Mr. Patience’s appointment.

An accredited investor was granted a common stock warrant at the time of certain private placement for 431,034 shares. The exercise price was $0.90 per share and the warrant expires on March 10, 2016.

An accredited investor was granted a common stock warrant at the time of certain private placement for 3,000,000 shares. The exercise price was $0.90 per share and the warrant expires on March 10, 2016.

An accredited investor was granted a common stock warrant at the time of certain private placement for 5,000,000 shares. The exercise price was $0.90 per share and the warrant expires on March 10, 2016.

The Company has convertible notes with numerous individual and financial institutions that have conversion prices at a discount from 45% to 55% based on different formulas using historical trade prices to arrive at a base market price.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the quarter ended July 31, 2014; and the fiscal years ended June 30, 2014 and 2013 should be read in conjunction with our financial statements and the notes to those financial statements that are included elsewhere in this registration statement. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors. See “Cautionary Statements Regarding Forward-Looking Statements.” We use words such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

Plan of Operations

We have acquired an exclusive license from ME Resource Corporation (“MEC”), a Canadian publicly listed company for which a director and the Chief Technology Officer is related to our President Dan Patience. MEC is creating mobile and scalable Wellhead Micro-Refinery Units (MRUs) deployable close to the wellhead to process raw natural gas into liquid fuels and clean power. As a result of the license with MEC, we are now in the business of distributing MRUs in the State of Texas and from there into other geographical areas.

The product is still under development, which is ongoing, and the first MRU is expected to occur within a year. Discussions are ongoing to raise capital to begin construction of a commercial unit. There is no assurance that we will be able to raise the capital needed to develop the first MRU. Our expectation is that we will obtain financing, chose a site for the MRU, and begin construction of the unit in the third quarter. As such, we will not be able to realize any revenue from the sale of MRUs until the development has completed and a commercialized product is ready for launch.

Our plan is to assist the development of the MRUs and distribute them in our licensed territory. We hope to provide oil and gas producers and operators in the State of Texas a solution to process otherwise wasted natural gas, including stranded, shut-in, flared and vented gas and produce valued end-products including engineered fuel (diesel, diluents, synthetic crude) and electrical power. The MRU is a novel method and apparatus, for producing chemicals, heat, energy and water from a methane-containing gas. The innovative method and apparatus makes use of heterogeneous catalysis in a single-vessel, beginning with the partial oxidation of methane to produce synthesis gas followed by a Fischer-Tropsch reaction to produce chemicals and other end products with no excess hydrogen.

Under our license agreement, we agreed to pay MEC $400,000 for our exclusive license, which money will go toward the unit cost of an MRU at $800,000 or, alternatively, a revenue sharing arrangement where MEC leases the MRU at 50% unit cost and shares in 50% of the net revenue generated. In either event, this money will be applied to the technical and engineering development of the first demonstration MRU in the territory and may be used to develop catalyst for specific engineered fuels.

The payment to MEC was due in two installments: i) $100,000 within thirty (30) days of January 29, 2014; and ii) balance of $300,000 within ninety (90) days of January 29, 2014. We have made total cash payments of $379,000 subsequent to the quarter ended July 31, 2014.

Recent Developments

Equity Purchase Agreement

On August 26, 2013, we entered into the Equity Purchase Agreement with Premier Venture, a California liability company. Pursuant to the terms of the Equity Purchase Agreement, Premier Venture committed to purchase up to $10,000,000 of our Common Stock during the Open Period.

From time to time during the Open Period, we may deliver a drawdown notice to Premier Venture which states the dollar amount that we intend to sell to Premier Venture on a date specified in the Put Notice. The maximum investment amount per notice shall not exceed the lesser of (i) 200% of the average daily trading volume of Company’s common stock on the five trading days prior to the day the Put Notice is received by Premier Venture and (ii) 110% of any previous put amount during the maximum thirty-six (36) month period (or for the first Put Notice, 2,000,000 shares). The total purchase price to be paid, in connection to the Put Notice, by Premier Venture shall be calculated at a thirty percent (30%) discount to the VWAP during the five (5) consecutive trading days immediately after the applicable Put notice date, notwithstanding certain provisions pursuant to the Equity Purchase Agreement, less six hundred dollars ($600.00). We have more shares reserved than are covered in this registration statement. In consideration for the execution and delivery of the Equity Purchase Agreement by Premier Venture, we issued Premier Venture 3,955,070 shares of Company’s Common Stock, at a purchase price equal to 30% discount to the lowest total share price based on the daily VWAPs of the Common Stock on the three (3) trading days immediately preceding the execution date the Equity Purchase Agreement.

In connection with the Equity Purchase Agreement, we also entered into the Registration Rights Agreement with Premier Venture, pursuant to which we are obligated to file a registration statement with the SEC. We are obligated to use all commercially reasonable efforts to maintain an effective registration statement until termination of the Equity Purchase Agreement.

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The 14,370,000 shares to be registered herein represent 12.85% of the shares issued and outstanding, assuming that the selling stockholder will sell all of the shares offered for sale.

At an assumed purchase price of $0.0371 (representing 70% of the closing price of our Common Stock of $0.053 on November 21, 2014), we will be able to receive up to $533,127 in gross proceeds, assuming the sale of the entire 14,370,000 shares being registered hereunder pursuant to the Equity Purchase Agreement. Accordingly, we would be required to register an additional 255,171,779 shares to obtain the balance of $9,466,873 under the Equity Purchase Agreement. We are currently authorized to issue 4,500,000,000 shares of our common stock. Premier Venture has agreed to refrain from holding an amount of shares which would result in Premier Venture owning more than 4.99% of the then-outstanding shares of our common stock at any one time.

Convertible Debentures

Between July 23, 2014 and August 21, 2014, we entered into convertible note agreements with Macallan Partners, LLC, Tarpon Bay Partners, LLC and Melvyn Maller that have conversion prices at a discount from 45% to 55% based on different formulas using historical trade prices to arrive at a base market price. We received an aggregate of $255,006 from issuances of notes.

Results of Operations

For the Three Month Period Ended July 31, 2014 and July 31, 2013

We generated no revenue for the three months ended July 31, 2014 and 2013. We do not anticipate earnings revenues until we are able to distribute the MRUs under our license with MEC.

Our operating expenses during the three months ended July 31, 2014 were $208,647, compared with $2,000 for the same period ended July 31, 2013. Our operating expenses during the three months ended July 31, 2014 consisted mainly of consulting fees of $141,096, general and administrative fees of $27,236, and professional fees of $23,129.

We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to the continued development of the MRUs, consulting fees to our management, general and administrative expenses and the professional fees associated with our reporting obligations under the Securities Exchange Act of 1934.

We, recorded a net loss of $209,617 for the three months ended July 31, 2014, compared with a net loss of $2,000 for the three months ended July 31, 2013.

Results of Operations for the Years ended April 30, 2014 and 2013

Revenues

We have not generated revenues since our inception. We do not anticipate generating revenues until we have a completed the development of the MRUs and a commercialized product is ready for launch. We are a start-up company and there is no guarantee that we will be able to execute on our business. We have incurred losses since our inception.

Operating Expenses

Operating expenses increased to $2,064,479 for the year ended April 30, 2014 from $19,760 for the year ended April 30, 2013. Our operating expenses for the year ended April 30, 2014 consisted mainly of consulting fees of $1,940,537, professional fees in the amount of $47,363, and general and administrative expenses of $57,197. In comparison, our operating expenses for the year ended April 30, 2013 consisted of professional fees in the amount of $19,760.

We anticipate our operating expenses will increase as we undertake our plan of operations. The increase will be attributable to administrative and operating costs associated with our business plan and the professional fees associated with our reporting obligations under the Securities Exchange Act of 1934.

Net Loss

We incurred a net loss of $2,065,784 for the year ended April 30, 2014, compared to a net loss of $19,760 for the year ended April 30, 2013.

Liquidity and Capital Resources

As of July 31, 2014, we had total current assets of $17,633. We had $928,548 in current liabilities as of July 31, 2014. Thus, we had a working capital deficit of $910,915 as of July 31, 2014.

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Cash flows for the years April 30, 2014 and 2013

Operating activities used $151,211 in cash for the year ended April 30, 2014, as compared with $19,459 used for the year ended April 30, 2013. Our negative operating cash flow for April 30, 2014 was mainly a result of payment of professional fees, consulting fee, and other general and administrative expenses.

Investing activities used $100,000 for the purchase of a license for the year ended April 30, 2014, as compared with $0 for the year ended April 30, 2013.

Financing activities for the year ended April 30, 2014 generated $291,043 in cash, as compared with cash flows provided by financing activities of $19,459 for the year ended April 30, 2013. We also received a loan in the amount of $35,000. The loan is unsecured, bears interest at 11% per annum and is payable on September 30, 2014.

Cash flows for the three months ended July 31, 2014 and 2013

Operating activities used $345,598 in cash for three months ended July 31, 2014. Our net loss of $209,617 and $133,382 decrease in accounts payable and accrued liabilities mainly accounted for our negative operating cash flow.

Financing activities during the three months ended July 31, 2014 generated $320,800 in cash, represented by $250,000 in proceeds from the sale of our stock and $70,800 in net advances from related parties.

We sold units consisting of stock and warrants for proceeds of $250,000 during the months ended July 31, 2014.

We have entered into a number of loan agreements in an effort to provide needed financing. From July 25, 2014 to August 27, 2014, those loans and their terms are detailed in our Current Report on Form 8-K that we filed with the SEC on August 27, 2014.

Despite the financing received, we have insufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals. The success of our business plan beyond the next 12 months is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Despite the financing received, we have insufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals. The success of our business plan beyond the next 12 months is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Going Concern

We have incurred losses since inception, have negative working capital, and have not yet received revenues from sales of products or services. These factors create substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if we are unable to continue as a going concern. Our ability to continue as a going concern is dependent on our generating cash from the sale of our common stock and/or obtaining debt financing and attaining future profitable operations. Management’s plans include selling our equity securities and obtaining debt financing to fund our capital requirement and ongoing operations; however, there can be no assurance we will be successful in these efforts.

Critical Accounting Policies

Our financial statements and accompanying notes have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods.

We regularly evaluate the accounting policies and estimates that we use to prepare our financial statements. In general, management's estimates are based on historical experience, information from third party professionals, and various other assumptions that are believed to be reasonable under the facts and circumstances. Actual results could differ from those estimates made by management.

Stock-Based Compensation

The expense for equity awards vested during the reporting period is based upon the grant date fair value of the award. The expense is recognized over the applicable vesting period of the stock award using the straight-line method.

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Recently Issued Accounting Pronouncements

We have implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Contractual Obligations

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and are not required to provide the information under this item.

Future Financings

We will continue to rely on equity sales of our common shares and debt proceeds in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities.

Off Balance Sheet Arrangements

As of July 31, 2014, there were no off balance sheet arrangements.

DESCRIPTION OF BUSINESS

Corporate History

Well Power, Inc. was incorporated on March 26, 2007 under the name of “Vortec Electronics, Inc.” On December 10, 2013, we filed Articles of Merger with the Secretary of State of Nevada in order to effectuate a merger with our wholly-owned subsidiary, Well Power, Inc. whose shareholder approval was not required pursuant to Section 92A.180 of the Nevada Revised Statutes. As part of the merger, our Board authorized a change in our name to “Well Power, Inc.” and our Articles of Incorporation were amended to reflect this name change accordingly. Our ticker symbol subsequently changed from “VOELD” to “WPWR” to resemble our new name.

Since the Merger, we have acquired an exclusive license from MEC, a Canadian publicly listed company for which a director and the Chief Technology Officer is related to our President Dan Patience. MEC is creating mobile and scalable Wellhead Micro-Refinery Units (MRUs) deployable close to the wellhead to process raw natural gas into liquid fuels and clean power. As a result of the license with MEC, we are now in the business of distributing MRUs in the State of Texas and from there into other geographical areas.

The product is still under development, which is ongoing, and the first MRU is expected to occur within a year. Discussions are ongoing to raise capital to begin construction of a commercial unit. There is no assurance that we will be able to raise the capital needed to develop the first MRU. Our expectation is that we will obtain financing, chose a site for the MRU, and begin construction of the unit in the third quarter. As such, we will not be able to realize any revenue from the sale of MRUs until the development has completed and a commercialized product is ready for launch.

Our plan is to assist the development of the MRUs and distribute them in our licensed territory. We hope to provide oil and gas producers and operators in the State of Texas a solution to process otherwise wasted natural gas, including stranded, shut-in, flared and vented gas and produce valued end-products including engineered fuel (diesel, diluents, synthetic crude) and electrical power. The MRU is a novel method and apparatus, for producing chemicals, heat, energy and water from a methane-containing gas. The innovative method and apparatus makes use of heterogeneous catalysis in a single-vessel, beginning with the partial oxidation of methane to produce synthesis gas followed by a Fischer-Tropsch reaction to produce chemicals and other end products with no excess hydrogen.

Under our license agreement, we agreed to pay MEC $400,000 for our exclusive license, which money will go toward the unit cost of an MRU at $800,000 or, alternatively, a revenue sharing arrangement where MEC leases the MRU at 50% unit cost and shares in 50% of the net revenue generated. In either event, this money will be applied to the technical and engineering development of the first demonstration MRU in the territory and may be used to develop catalyst for specific engineered fuels.

The payment to MEC is due in two installments: i) $100,000 within thirty (30) days of January 29, 2014; and ii) balance of $300,000 within ninety (90) days of January 29, 2014. We have made total payments of $379,000, which results in a balance of $21,000 remaining. We will have to continue to raise money to make the remaining payment amount. Although we are outside of the contract terms, we have a good working relationship with MEC and hope to make the payment in the near future. If we are unable to, we will lose our contract and we would lose this business opportunity.

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The Technology

An MRU is an assembly of proven commercial technologies with a proprietary micro synthesizing system as the key technology component. With the addition of catalytic reactors and power generation components, various liquid and power outputs can be achieved. Our goal is to provide an economically viable solution to develop wasted gas opportunities in the oil and gas sector into revenue streams with minimal capital expenditure. We hope to be able to provide a novel and economically viable solution to utilize wasted natural gas resources for remote power and fuel generation while reducing greenhouse gas emissions.

MEC and our company, along with those involved in the manufacturing process, are currently working to develop a finished MRU product. The product is still in development, which is ongoing, and a finished MRU is expected to occur within a year. As such, we will not be able to realize any revenue from the sale of MRUs until the development has completed and a commercialized product is ready for launch.

The objective is to produce green fuel from associated natural gas and thereby reduce emissions due to flaring and venting. The methane is first converted to CO and hydrogen (syngas), followed by Fischer-Tropsch in order to produce green fuel. Power is produced from heat generated by endothermic catalytic reactions and combustion of unreacted light hydrocarbons and C02. The final unit will be mobile, modular and economically feasible.

A MRU will convert associated gas into the following valued end products while reducing flared gas.

1)	Engineered Fuels: Light Synthetic Crude that can be used for blends or even fuels as high as $200/bbl. Each 100 mcf of natural gas will produce up to 10 barrels/day of Engineered Fuels.
2)	Power: To provide up to 70 kW of continuous Power for use near the wellhead.
3)	Flaring Reduction: Each MRU will have the ability to reduce up to 1224 tonnes CO2 per year.
4)	Usable Water: Each MRU will produce 80 barrels/day of water that could be used for fracking or EOR.
5)	Natural gas and oil separator

·	Natural gas is recovered from petroleum fluids (+ water, +impurities) in the first separator. The condensable are returned to the pipeline. The separator contains a high efficiency mist eliminator to remove carry over water particles.

6)	Gas treatment column

·	Sulphurous compounds (H2S, COS, CS2, etc.), acids and other impurities are then removed in a gas treatment column.

7)	Gas compressor

·	The conditioned gas is compressed to approximately 20 bar in a gas compressor.

8)	Air Compressor

·	Air is also compressed to reaction pressure (of about 20 bar) in a second larger compressor.

9)	Reaction vessel

·	The natural gas and air are fed to the bottom of the syngas production vessel. The reaction is exothermic and controlled solely by the partial pressures of the reaction gases. The gases pass through the syngas production fluidized bed where they contact the FT catalyst and react. The temperature is controlled at around 250[o]C with a set of cooling coils installed in the reactor. The gases pass through the bed and into the freeboard. The gas velocity is sufficiently low so as to minimize the entrainment of catalyst powder to the filters. There is a provision to periodically blow back the filters as the pressure drop increases. The blow back sequence is timed in such a way as not to disrupt production.

10)	The first waste heat boiler

·	The gas stream exits the reactor and is further cooled with water coming from air cooler in a waste heat boiler. The gas temperature drop in the waste heat boiler is about 100ºC. The produced steam is fed to steam turbine for power generation.

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11)	Condenser

·	The exit gas stream from the first waste heat boiler is cooled to 60ºC in the condenser.

12)	Three phase separator

·	The mixture is then separated into three phases. The gas phase goes to a post treatment reactor to combust CO and other light hydrocarbons. The dense aqueous phase is either fed back to the reactor to help control the temperature (as well as the reaction kinetics) or it is fed to the post treatment reactor to control the temperature rise. The organic phase (+ some water) is fed to the pipeline or a storage tank, or separated to produce drop in diesel.

13)	Post treatment unit

·	The gas phase coming from three phase separator contains light hydrocarbons and CO which are combusted to produce hot gas for steam generation in the second waste heat boiler.

14)	Gas expander

·	The hot exit gas from the second waste heat boiler is fed to a gas expander to produce power for the gas compressors.

15)	Steam Turbine

·	The steam turbine is used to generate power for gas compression resulting from steam generated in the cooling coils in the fluidized bed reactor and waste heat boilers

16)	Cooler

·	The low pressure steam exit from steam turbine goes to a cooler to produce water for cooling coils and waste heat boilers.

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20

 Below is a schematic of the MRU and the beneficial by products it creates.

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Product Development and Manufacturing

Under the License Agreement, we will pay MEC $400,000 for its exclusive License, which money will go toward the Unit Cost of an MRU at $800,000 or, alternatively, a revenue sharing arrangement where MEC leases the MRU at 50% Unit Cost and shares in 50% of the net revenue generated. In either event, this money will be applied to the technical and engineering development of the first demonstration MRU in the territory and may be used to develop catalyst for specific engineered fuels.

MEC has contracted to use a production facility in Alberta that will facilitate the mass fabrication of the MRUs.

MEC has formed a joint venture company with ABS Electric Group Ltd. of Alberta (“ABS”). ABS is a fully integrated power generation and electrical company in the Alberta oil and gas industry, which maintains and constructs electrical and power systems from millivolt to high voltage applications. ABS has 12 years of experience within the Alberta oil patch, employs 80 people with over 40 field-service vehicles and a 40,000 square foot fabrication and manufacturing facility. www.abselectric.com

The joint venture company is Waste Stream Energy Corp. (“WSE”), which has been granted a license (the “WSE License”) for MEC’s MRU for the territory of Canada. As per the terms of the joint venture and the WSE License, WSE will facilitate the commercialization and manufacturing of the MRUs. ABS will make available a dedicated staff, its full service and maintenance field teams, fabrication facilities and in-kind contributions to the joint venture to further this development. ABS ‘s existing clientele, which include Kinder Morgan, Pennwest and SNC Lavalin, as well as their valuable relationships with individual site operation managers, can be leveraged to assist in the development, commercialization and the eventual operation of the MRUs.

Research & Development Project Development Plan

Our company, in conjunction with MEC and their respective partners, has established a detailed timeline for the development and deployment of the Licensed technology. Below are the timelines up to the commercialization of the technology. Units will be deployable during Phase I and will be optimized with the research and development and catalyst optimization carried out at Ecole Polytechnique de Montreal. Construction and manufacturing partners, ABS Electric Group Inc and Waste Stream Energy, both in Alberta, will construct the units concurrently with the research program at Ecole Polytechnique.

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Project Lead

Dr. Gregory Patience, Director, project oversight, Specialist in Catalytic Reactors. Professor at École Polytechnique de Montréal, PQ in the Department of Chemical Engineering. At École Polytechnique de Montréal Dr. Patience established a laboratory on heterogeneous catalysis and fluidization. His research interests include catalysis, gas-solids fluidization, reactor design and scale-up, circulating and turbulent fluidized beds and process design. Dr. Patience has extensive experience acting as a consultant to industry, specializing in new technology development, commercialization, process economics and catalysis.

Lab Scale and Bench Scale Proof-of-Concept Demo	Completed by École Polytechnique de Montréal. This phase reviewed and engineered the novel MRU technology at a lab and bench scale and allowed for preliminary patent applications for certain processes and integrations.

2014 Timeline

Pilot Demonstration	This step includes the design and construction of our unit, engineering process design and mass catalyst production.
Phase IA
Objective and Milestones	Optimization of baseline to optimization.
Catalyst optimization to increase conversion efficiency for both syngas and output conversion.
• Bulk catalyst, compressor/methane gas/lab supplies • Lab Monitoring • Bench scale reactor to test stability • Separation Engineering, HAZOP and Safety • EPDM Indirect Cost and Administration

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Catalyst Development and Catalytic Conversion

2015 Timeline

 Phase IB: Optimization Phase

Objective and Milestones	Ensure safe and unmanned operation completed

Includes Hazard and Operability Study (HAZOP), examination of process/operations to identify and evaluate risks, stability testing, instrumentation, including SCADIA, and Programmable Logic Controller modifications for the pilot unit, stress tests and operations manual creation, as well as study of economic and environmental benefits.

• Container Upgrades +Storage Tanks • On Site monitoring 120 days + Site Prep and Deployment • Trailer, Container, Misc Tools • Engineering, HAZOP and Safety, Monitoring

Safety and Testing

ABS Electric Group Inc, Full staffing dedication

Our company and MEC have partnered with ABS Electric, a fully integrated electrical company located in Calgary, Alberta.

Barriers to Entry

There are possible barriers to broad use of MRUs.

1) Economic Barriers such as:

  Economic Feasibility of the Capital Expenditure Per Unit: Each MRUs currently has to be custom built as a solution to the processing raw natural gas. As the Licensor develops the manufacturing process and increases the production volumes, the cost to fabricate each MRUs, and therefore capital expenditure will be reduced through economies of scale.

  Value of the Energy Outputs: The economic viability of the technology is correlated to the revenue from green fuel and the generated power.

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Technical Barriers:

  Capacities of Feedstock: The current “sweet spot” for MRUs is between 75 and 250 Mcf/d per unit. The feedstock must be consistent.
  Continuous Source of Gas Stream: The feedstock flow must be a steady stream since the steam reformer cannot be turned off and on immediately. Although the ideal solution maybe temporary storage tanks, this solution may not be feasible in circumstances such as the flaring of test gas wells or emergency release of gas at gas plants.

Intellectual Property Protection against Competition:

•	The MRU technology is patented protected.

•	Certain items of the design such as the catalyst composition will be kept a trade secret and will be very difficult to reproduce.

Flaring Regulations

Flaring in Texas is regulated by the Rail Road Commission of Texas (the “RRC”). The link to the Regulations of Flaring by the Rail Road Commission of Texas can be found at http://www.rrc.state.tx.us/about/faqs/flaringfaq.php and some of the answers to the frequently asked questions on the Flaring Regulations from the Rail Road Commission of Texas are as follows:

1. Why does RRC allow flaring?

The commission’s Statewide Rule 32 allows an operator to flare gas while drilling a well and for up to 10 days after a well’s completion for operators to conduct well potential testing. The majority of flaring permit requests received by the Commission are for flaring casinghead gas from oil wells. Permits to flare from gas wells are not typically issued as natural gas is the main product of a gas well.

Flaring of casinghead gas for extended periods of time may be necessary if the well is drilled in areas new to exploration. In new areas of exploration, pipeline connections are not typically constructed until after a well is completed and a determination is made about the well's productive capability. Other reasons for flaring include: gas plant shutdowns; repairing a compressor or gas line or well; or other maintenance. In existing production areas, flaring also may be necessary because existing pipelines may have no more capacity. Commission staff issue flare permits for 45 days at a time, for a maximum limit of 180 days.

See specifics on Statewide Rule 32 at the following link under §3.32 (Gas Well Gas and Casinghead Gas Shall Be Utilized for Legal Purposes):

http://info.sos.state.tx.us/pls/pub/readtac$ext.ViewTAC?tac_view=4&ti=16&pt=1&ch=3&rl=Y

2. Why does RRC grant extensions to flaring permits?

If operators want to pursue an additional 45 days past the initial 45-day flare permit time period, they must provide documentation that progress has been made toward establishing the necessary infrastructure to produce gas rather than flare it. A copy of the Statewide Rule 32 Exception Data Sheet can be found online at:
http://www.rrc.state.tx.us/forms/forms/og/pdf/swr32datasht.pdf

The most common reason for granting an extension to an initial flaring permit is the operator is waiting for pipeline construction scheduled to be completed by a specified date. Other reasons for granting an extension include operators needing additional time for well cleanup and pending negotiations with landowners.

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3. Does the Commission allow long-term flaring?

The majority of flaring permit requests that the Commission receives are for flaring cashinghead gas from oil wells. The Commission does not issue long-term permits for flaring from natural gas wells as natural gas is the main product of a gas well. Both oil and gas wells are allowed under Commission rules to flare during the drilling phase and for up to 10 days after a well’s completion for well potential testing. Rare exceptions for long-term flaring may be made in cases where the well or compressor are in need of repair.

4. Does the Commission track how much has been flared?

Operators are required to report to the Commission volumes of gas flared on their monthly Production Report form (PR form). The PR forms include actual, metered volumes of both gas well gas and casinghead gas reported by operators at the lease level.

5. How many flaring permits have been issued in Texas?

Total flaring permits approved statewide by the Commission for the past four fiscal years is as follows:

2013	3,012
2012	1,963
2011	651
2010	306
2009	158
2008	107

To put these numbers in context, Texas currently has more than 144,000 active oil wells, so flaring involves just a small fraction of the state’s oil wells.

6. What percentage of total gas is reported flared?

Of the total amount of gas reported to the Commission, approximately 0.4 percent is flared/vented gas. The chart below reflects the percentage of total gas flared/vented.

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7. What is the average permitted flare volume?

The chart below reflects the average permitted flare volume by year.

8. How does RRC regulate flaring?

The Commission requires operators to obtain a permit to flare for most short-term requests and in every instance where the request is for an extended time period. Our trained staff works closely with operators to ensure compliance with Commission rules. RRC District Offices have inspectors available to witness operations, conduct inspections, provide information about permitting requirements, and ensure compliance with permits issued by the Commission.

Marketing and Customers

We can apply the technology to associated gas. Stranded gas is found in natural gas resources around the world where there is no gas processing or infrastructure available. Since infrastructure is permanent and requires a huge amount capital expenditure in investment, these stranded gas deposits are too small for conventional development but ideal for MRUs.

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Stranded Gas is gas that has been discovered, but remains unusable for either physical or economic reasons.  This phenomenon typically occurs when smaller reserves of gas are found, or the reserves are far from land.  As gas pipeline infrastructure is expensive, small or distant quantities of gas often do not financially justify the building of a pipeline.

Associated Gas is gas that is found together with oil.  While oil is easy to transport due to its liquid composition, the associated gas typically does not warrant the investment of pipeline infrastructure.  Associated gas is typically flared, at great expense to the owner, as well as the environment.  Associated gas may also be re-injected to the well.  Either way, a valuable resource is not being properly utilized.

Approximately 40% of the world's natural gas reserves are classified as stranded gas.  It is estimated that there are currently 3,000 trillion cubic feet of stranded natural gas across the globe.  The amount of energy that could be provided to the world with this quantity of natural gas is equivalent to the energy represented by the oil reserves of Saudi Arabia.  Stranded gas therefore represents billions of dollars in unutilized assets.

Our Licensed technology can be applied to various projects within the Texas resource extraction industry. Possible applications include: new well sites where flaring reduction and power are required; flaring sites where heavy oil is produced and diluent is necessary; flaring sites that require drop diesel where we can separate drop in diesel from Green Fuel and have residual hydrocarbons continue down the pipeline; units that operate with high levels of H2S and other various condensates; and coal bed methane sites.

We have partnered with MEC to deploy MRUs in Texas. The License Agreement is limited to only oil and gas producers, operators and service providers. Therefore, our marketing efforts will be to target:

  Oil Producers that are currently trying to economically reduce the amount of flared gas and require power and engineered fuels for remote oil production.

         (1)        Oil and Gas Service Providers which currently could use MRUs as an extension of their existing services to oil and gas producers.

  Concession Holders with Natural Gas Resources deemed to be undervalued for current production.

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Competition

We believe we offer a unique product with little direct competition in terms of the MRU’s scale and size (processing between 75Mcf-250Mcf, and more when put in parallel, and producing 10bbl/day in Engineered FuelsTM and power), its transportability and mobility, its modular design, and most significantly its price, with initial payback estimates of 3 years. Other companies are developing small scale gas-to-liquid (GTL) solutions which are essential small scale gas processing plants producing 1000s bbl/day. We also have a technical advantage, as our patent pending technology is novel in its design, maintenance, cost and price. Below are companies engaged in small scale GTL technologies.

Competition	Competitive Advantage
Compact GTL	Smaller modular and mobile units.
www.compactgtl.com
Compact GTL starts from 25 tonne module.
Velocys	Lower manufacturing costs.
www.velocys.com
Utilizing catalytic coating on the surface of reactor plates, rather than conventional catalytic pellets for easy sourcing;
The reactor is of plate heat exchanger design incurring high construction cost with welding or brazing;
For pressurized operation, the cubical structure of the reactor needs to be placed in outer pressure vessels incurring extra cost.

Gastechno

www.gastechno.com

Short development and field operation track

record since 2006;

Production of a specific mixture of Methanol,

Ethanol with Formaldehyde;

Requiring on-site extraction of O2 from air to

yield high quality product;

Process incurring relatively high pressure and temperature.

Lower manufacturing costs. Higher quality chemical production.

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Intellectual Property

The technology which we have licensed as patent protected, and the licensor’s patent application information is as follows:

Patent Information:

Patent Application in United States No. 61/899,523

Filing Date: November 4, 2012

Title: METHOD AND APPARATUS FOR PRODUCING CHEMICALS FROM A METHANE COINTAINING GAS

Patent Summary:

The present invention relates to a method and an apparatus for producing chemicals and/or heat/energy and/or water from a methane-containing gas. More specifically, the present invention is concerned with a method and an apparatus, which make use of heterogeneous catalysts, beginning with the partial oxidation of methane to produce synthesis gas followed by a second catalytic reaction to produce chemicals and/or heat/energy and/or water.

Employees

We currently have two full-time employees: Dr. Cristian Neagoe, our CEO and director; and Mr. Dan Patience, our President and director. In addition, we plan on assembling a board of directors and a team of advisors whom are industry leaders in the oil and gas field and that can market and sell the product to achieve commercialization in the industry.

We also plan to strategically put together a team with expertise in the necessary areas to successfully commercialize and bring to market this greenhouse reducing technology.

Properties

We neither own nor lease any real or personal property. An officer has provided office space without charge. There is no obligation for the officer to continue this arrangement.

Legal Proceedings

We are not a party to any pending legal proceeding. We are not aware of any pending legal proceeding to which any of our officers, directors, or any beneficial holders of 5% or more of our voting securities are adverse to us or have a material interest adverse to us.

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DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table contains information with respect to our current executive officer and director:

Name	Age	Principal Positions With Us
Cristian Neagoe	41	Chief Executive Officer, Secretary, Treasurer and Director
Dan Patience	54	President and Director, Chief Financial Officer

Cristian Neagoe, our CEO, Secretary, and Director, received his degree in physics at the University of Bucharest in Romania, a PH.D in Theoretical Chemistry form the Romanian Academy of Science in 2004 and a Chemical Engineering degree in 2012 from the Ecole Polytechnique Montreal. He served as a production manager at Stelian INVEST S.R.L. in Romania from 2004 to 2006. Mr. Neagoe had an engineering internship at General Electric in Montreal, Canada in 2010 and served as laboratory instrumentation assistant at Ecole Polytechnique de Montreal from January 2012 to May 2012. Mr. Neagoe has been a research associate at Ecole Polytechnique de Montreal since May 2011. We believe his education, career success and knowledge of the business will greatly benefit us as he serves as our CEO, CFO, President, Secretary, Treasurer, and Director.

Dan Patience, our President, CFO, Treasurer, and Director, currently serves as the President of Noble Investment Corp., a private company that has been providing Investment Banking/Investor Relations Services to Publicly listed Canadian and US Companies since 1994.

Dan Patience has been involved in the Investment Industry for 30 years starting off his starting career in the brokerage business in 1984. He left the brokerage industry in 1994 and founded Noble Investment Corp. a company involved in funding companies, guiding companies toward public listings and Investor Relation services.

Mr. Patience is based in Calgary Alberta and has been involved with the funding of numerous oil and gas companies and hi-tech companies.

Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board or in conformance with their respective consulting agreements.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Committees of the Board

We currently do not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our directors believe that it is not necessary to have such committees, at this time, because the functions of such committees can be adequately performed by the board of directors.

We do not have any defined policy or procedural requirements for shareholders to submit recommendations or nominations for directors. The Board believes that, given the stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to the Board and we do not have any specific process or procedure for evaluating such nominees. The Board will assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our CEO and director, Cristian Neagoe, at the address appearing on the first page of this annual report.

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Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us, the following persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended April 30, 2014:

Name and principal position	Number of late reports	Transactions not timely reported	Known failures to file a required form
Cristian Neagoe, CEO and Director	1	0	0
Dan Patience President, CFO, Treasurer and Director	1	0	0
Melissa Lopez 10% Holder	0	0	0
Imelda Tin 10% Holder	0	0	0

Risk Oversight

Effective risk oversight is an important priority of the Board. Because risks are considered in virtually every business decision, the Board discusses risk throughout the year generally or in connection with specific proposed actions. The Board’s approach to risk oversight includes understanding the critical risks in the Company’s business and strategy, evaluating the Company’s risk management processes, allocating responsibilities for risk oversight among the full Board, and fostering an appropriate culture of integrity and compliance with legal responsibilities.

Corporate Governance

The Company promotes accountability for adherence to honest and ethical conduct; endeavors to provide full, fair, accurate, timely and understandable disclosure in reports and documents that the Company files with the SEC and in other public communications made by the Company; and strives to be compliant with applicable governmental laws, rules and regulations. The Company has not formally adopted a written code of business conduct and ethics that governs the Company’s employees, officers and Directors as the Company is not required to do so.

In lieu of an Audit Committee, the Company’s Board is responsible for reviewing and making recommendations concerning the selection of outside auditors, reviewing the scope, results and effectiveness of the annual audit of the Company's financial statements and other services provided by the Company’s independent public accountants. The Board reviews the Company's internal accounting controls, practices and policies.

Code of Ethics

We have not adopted a Code of Ethics that applies our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions.

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EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our officers for all services rendered in all capacities to us for our fiscal years ended April 30, 2014 and 2013.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Cristian Neagoe Chief Executive Officer, Principal Executive Officer and Director	2014 2013	15,000 0	10,000 0	0 0	933,151 0	0 0	0 0	0 0	958,151 0
Dan Patience President and Director (1)	2014 2013	15,000 0	10,000 0	0 0	933,151 0	0 0	0 0	0 0	958,151 0
Melissa Lopez(2)	2014 2013	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Imelda Tin(3)	2014 2013	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0

(1)  On April 1, 2014, Company amended the employment agreement with Mr. Patience, for which the Company agreed to provide 858271 Alberta Ltd (“Alberta”), a company in which Mr. Patience is a Director and his wife Kelly Applebee is the sole shareholder of, a monthly compensation of $10,000, as well as other fees based on the total amount of investment proceeds that Alberta brings to the Company.

      (2)   Melissa Lopez was Company’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, CTO and Director during the fiscal year ended April 30, 2013.

      (3)    Imelda Tin was Company’s Secretary and Director during the fiscal year ended April 30, 2013.

Narrative Disclosure to the Summary Compensation Table

On March 14, 2014, we entered into a Consulting Agreement with each of Cristian Neagoe and Dan Patience. The terms of agreements are set forth below for each executive officer.

Pursuant to the terms and conditions of the Consulting Agreement with Cristian Neagoe:

•	The term of Dr. Neagoe’s agreement shall be for one year, and he may only be terminated with one month’s written notice;

•	Dr. Neagoe shall serve as CEO, Director and Petroleum Engineer of our company; and

•	Dr. Neagoe shall receive $3,000 per month and an option to purchase 2,000,000 shares of our common stock under our newly created 2014 Stock Incentive Plan at an exercise price of $0.70 per share.

Pursuant to the terms and conditions of the Consulting Agreement with Dan Patience:

•	The term of Mr. Patience’s agreement shall be for one year, and he may only be terminated with one month’s written notice;

•	Mr. Patience shall serve as President, CFO, Secretary and Treasurer of our company; and

•	Mr. Patience shall receive $3,000 per month and an option to purchase 2,000,000 shares of our common stock under our newly created 2014 Stock Incentive Plan at an exercise price of $0.70 per share.

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Outstanding Equity Awards At Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of April 30, 2014.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Cristian Neagoe	2,000,000	—	—	0.70	3/14/15	—	—	—	—
Dan Patience	2,000,000	—	—	0.70	3/14/16	—	—	—	—
Melissa Lopez
Imelda Tin

Director Compensation

We do not pay any compensation to our directors at this time. However, we reserve the right to compensate our directors in the future with cash, stock, options, or some combination of the above.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 16, 2014, certain information as to shares of our voting stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding voting stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of voting stock, except to the extent authority is shared by spouses under applicable law.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

Name and Address of Beneficial Owners of Common Stock	Title of Class	Amount and Nature of Beneficial Ownership (1)	% of Common Stock (1)
Cristian Neagoe (2) 11111 Katy Freeway - Suite # 910 Houston, Texas 77079	Common Stock	2,000,000	1.76%
Dan Patience (3) 11111 Katy Freeway - Suite # 910 Houston, Texas 77079	Common Stock	2,000,000	1.76%
DIRECTORS AND OFFICERS – TOTAL (One Officer and Director)	—	—
5% SHAREHOLDERS
Melissa Lopez Room 403 12-340 Mudan Road, Pudong, Shanghai, China.	Common Stock	29,375,000	26%
Imelda Tin CMC Compound, Mercedez Avenue, Brgy San Miguel, Pasig City 1600	Common Stock	29,375,000	26%
Asia Finance Corporation Ltd Aviation House Level 2, 131 Featherston Street, Wellington, 6011, New Zealand	Common Stock	10,000,000	8.97%

(1) The number of shares beneficially owned includes shares of Common Stock that the owner or owners had the right to acquire on or within 60 days of December 1, 2014 including through the exercise of options or warrants. Also included are restricted shares of common stock, over which the owner or owners have voting power, but no investment power. Calculation based on 111,861,934 shares of Common Stock outstanding as of December 1, 2014 and calculated in accordance with Rule 13d-3 under the Exchange Act.

(2) Represents 2,000,000 shares of Common Stock issuable upon exercise of option pursuant to certain consulting agreement.

(3) Represents 2,000,000 shares of Common Stock issuable upon exercise of option pursuant to certain consulting agreement.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Other than the transactions described below and under the heading “Executive Compensation” (or with respect to which such information is omitted in accordance with SEC regulations), since February 1, 2013 there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed $120,000, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

The amount due to related parties of $102,759 and $96,716 at April 30, 2014 and 2013, respectively, consists of amounts owed to Melissa Lopez for amounts advanced to pay for professional services provided by the Company’s outside service providers for services rendered for periods ending on and prior to April 30, 2014. The amount is unsecured, non-interest bearing and due on demand.

On January 22, 2014, we entered into a License Agreement with ME Resources Corporation. Dan Patience, our President, is the sibling of the Chief Technology Officer and one of the directors of ME Resources Corporation.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 4200(a)(15). Under NASDAQ Rule 4200(a)(15), a director is not considered to be independent if he or she is also an executive officer or employee of the corporation. Accordingly, we do not have an independent director as of December 1, 2014.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no disagreements on accounting and financial disclosures from the inception of our company through the date of this registration statement.

On March 13, 2014, Silberstein Ungar PLLC (the “Former Accountant”) resigned as the Company’s accountant. The Company has engaged GBH CPAs, PC (“New Accountant”) as its principal accountants effective March 13, 2014. The decision to change accountants was approved by the Company’s board of directors.

The Former Accountant’s audit reports on the financial statements of the Company for the fiscal years ended April 30, 2013 contained no adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit reports on the financial statements of the Company for the fiscal years ended April 30, 2013 contained an uncertainty about the Company’s ability to continue as a going concern.

During the fiscal years ended April 30, 2013 and through the interim period ended March 13, 2014, there were no “disagreements” (as such term is defined in Item 304 of Regulation S-K) with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of the Former Accountant would have caused them to make reference thereto in their reports on the financial statements for such periods.

On March 13, 2014, the Company provided the Former Accountant with its disclosures in the Current Report on Form 8-K disclosing the dismissal of the Former Accountant and requested in writing that the Former Accountant furnish the Company with a letter addressed to the SEC stating whether or not they agree with such disclosures. The Former Accountant’s response is filed as an exhibit to this Current Report on Form 8-K.

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SELLING STOCKHOLDER

We are registering for resale shares of our common stock that are issued and outstanding held by the selling stockholder identified below. We are registering the shares to permit the selling stockholder to resell the shares when and as it deems appropriate in the manner described in the “Plan of Distribution.” As of December 1, 2014, there are 111,861,934 shares of common stock issued and outstanding.

The following table sets forth:

•	the name of the selling stockholder,
•	the number of shares of our common stock that the selling stockholder beneficially owned prior to the offering for resale of the shares under this Prospectus,
•	the maximum number of shares of our common stock that may be offered for resale for the account of the selling stockholder under this Prospectus, and
•	the number and percentage of shares of our common stock to be beneficially owned by the selling stockholder after the offering of the shares (assuming all of the offered shares are sold by the selling stockholder).

The selling stockholder has never served as our officer or director or any of its predecessors or affiliates within the last three years, nor has the selling stockholder had a material relationship with us. The selling stockholder is neither a broker-dealer nor an affiliate of a broker-dealer. The selling stockholder did not have any agreement or understanding, directly or indirectly, to distribute any of the shares being registered at the time of purchase.

The selling stockholder may offer for sale all or part of the shares from time to time. The table below assumes that the selling stockholder will sell all of the shares offered for sale. The selling stockholder is under no obligation, however, to sell any shares pursuant to this Prospectus.

Number of
	Shares of		Shares of
	Common Stock	Maximum Number of	Common Stock
	Beneficially	Shares of	Beneficially	Percent of
	Owned prior to	Common Stock	Owned after	Ownership
Name	Offering(1)	to be Offered	Offering	after Offering
Premier Venture Partners, LLC (2)	3,955,070	14,370,000	14,370,000	12.85%

(1)	Beneficial ownership is determined in accordance with the rules and regulations of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, securities that are currently convertible or exercisable into shares of our common stock, or convertible or exercisable into shares of our common stock within 60 days of the date hereof are deemed outstanding. Such shares, however, are not deemed outstanding for the purposes of computing the percentage ownership of any other person. Except as indicated in the footnotes to the following table, each stockholder named in the table has sole voting and investment power with respect to the shares set forth opposite such stockholder’s name.

PLAN OF DISTRIBUTION

Pursuant to the terms of the Equity Purchase Agreement, Premier Venture committed to purchase up to $10,000,000 of our common stock over a period of up to thirty-six (36) months. From time to time during the thirty-six (36) months period commencing from the effectiveness of the registration statement, we may deliver a drawdown notice to Premier Venture which states the dollar amount that we intend to sell to Premier Venture on a date specified in the put notice. The maximum investment amount per notice shall not exceed the lesser of (i) 200% of the average daily trading volume of Company’s Common Stock on the five trading days prior to the day the Put Notice is received by Premier Venture and (ii) 110% of any previous put amount during the maximum thirty-six (36) month period (or for the first Put Notice, 2,000,000 shares). The total purchase price to be paid, in connection to the Put Notice, by Premier Venture shall be calculated at a thirty percent (30%) discount to the lowest individual daily volume weighted average price of the Common Stock during such trading day (“VWAP”) of during the five (5) consecutive trading days immediately after the applicable Put notice date, notwithstanding certain provisions pursuant to the Equity Purchase Agreement, less six hundred dollars ($600). We have more shares reserved than are covered in this registration statement.

In connection with the Equity Purchase Agreement, we also entered into a registration rights agreement with Premier Venture, pursuant to which we are obligated to use all commercially reasonable efforts to maintain the effectiveness of such registration statement until termination of the Equity Purchase Agreement.

37

At an assumed purchase price of $0.0371 (representing 70% of the closing price of our Common Stock of $0.0531 on November 21, 2014), we will be able to receive up to $533,127 in gross proceeds, assuming the sale of the entire 14,370,000 shares being registered hereunder pursuant to the Equity Purchase Agreement. Accordingly, we would be required to register an additional 255,171,779 shares to obtain the balance of $9,466,873 under the Equity Purchase Agreement. We are currently authorized to issue 4,500,000,000 shares of our common stock. Premier Venture has agreed to refrain from holding an amount of shares which would result in Premier Venture owning more than 4.99% of the then-outstanding shares of our common stock at any one time.

The selling stockholder may, from time to time, sell any or all of its shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	short sales after this registration statement becomes effective;
•	broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;
•	through the writing of options on the shares;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholder and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholder cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholder. The selling stockholder and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, are “underwriters” as that term is defined under the Securities Act, or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

We have agreed to pay all fees and expenses in connection to the registration of the shares of common stock. Premier Venture intends to sell/distribute the shares of common stock that they acquire from the Company in the open market.

The selling stockholder shall acquire the securities offered hereby in the ordinary course of business and has advised us that it has not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any selling stockholder. If we are notified by any selling stockholder that any material arrangement has been entered into with a broker-dealer for the sale of shares of common stock, if required, we will file a supplement to this prospectus.

If the selling stockholder uses this Prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

Regulation M

The anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of our common stock and activities of the selling stockholder.

During such time as it may be engaged in a distribution of any of the shares we are registering by this registration statement, Premier Venture is required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M under the Exchange Act prohibits, with certain exceptions, participants in a distribution from bidding for or purchasing, for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Regulation M also governs bids and purchases made in order to stabilize the price of a security in connection with a distribution of the security. We have informed Premier Venture that the anti-manipulation provisions of Regulation M may apply to the sales of their shares offered by this prospectus, and we have also advised Premier Venture of the requirements for delivery of this prospectus in connection with any sales of the common stock offered by this prospectus.

Pursuant to the Equity Purchase Agreement, Premier Venture shall not sell stock short, either directly or indirectly through its affiliates, principals or advisors, our common stock during the term of the agreement.

38

LEGAL MATTERS

The validity of the common stock offered by this prospectus will be passed upon for us by Szaferman, Lakind, Blumstein & Blader, PC, Lawrenceville, New Jersey.

EXPERTS

The consolidated financial statements of our company included in this prospectus and in the registration statement have been audited by GBH CPAs, PC and Silberstein Ungar, PLLC, an independent registered public accounting firms, to the extent and for the periods set forth in their respective reports appearing elsewhere herein and in the registration statement, and are included in reliance on such reports, given the authority of said firms as experts in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the SEC a registration statement under the Securities Act for the common stock in this offering. This prospectus does not contain all of the information in the registration statement and the exhibits and schedule that were filed with the registration statement. For further information with respect to us and our common stock, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement. A copy of the registration statement and the exhibits and schedules that were filed with the registration statement may be inspected without charge at the Public Reference Room maintained by the SEC at 100 F Street, N.E. Washington, DC 20549, and copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the SEC at 1-800-SEC-0330. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

We file periodic reports under the Exchange Act, including annual, quarterly and special reports, and other information with the Securities and Exchange Commission. These periodic reports and other information are available for inspection and copying at the regional offices, public reference facilities and website of the Securities and Exchange Commission referred to above.

WELL POWER, INC. INDEX TO FINANCIAL STATEMENTS

Financial Statements for the Fiscal Years Ended April 30, 2014 and 2013
F-1	Reports of Independent Registered Public Accounting Firm
F-3	Balance Sheets as of April 30, 2014 and 2013
F-4	Statements of Operations for the years ended April 30, 2014 and 2013
F-5	Statements of Stockholders’ Deficit for the years ended April 30, 2014 and 2013
F-6	Statements of Cash Flows for the years ended April 30, 2014 and 2013
F-7	Notes to Financial Statements
Financial Statements for the Three Months Ended July 31, 2014 and 2013
F-12	Unaudited Balance Sheets as of July 31, 2014 and April 30, 2013
F-13	Unaudited Statements of Operations for the three months ended July 31, 2014 and 2013
F-14	Unaudited Statements of Cash Flows for the three months ended July 31, 2014 and 2013
F-15	Notes to Unaudited Financial Statements

39

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Well Power, Inc.

(Formerly Vortec Electronics, Inc.)

Las Vegas, Nevada

We have audited the accompanying balance sheet of Well Power, Inc. (formerly Vortec Electronics, Inc.) (the “Company”) as of April 30, 2014 and the related statements of operations, changes in stockholders’ deficit and cash flows for the year then ended. The Company’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audit. The financial statements of the Company as of and for the year ended April 30, 2013 were audited by other auditors; whose report dated July 26, 2013; express an unqualified opinion on those financial statements and also included an explanatory paragraph about the Company’s ability to continue as a going concern

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Well Power, Inc. as of April 30, 2014, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has suffered recurring losses from operations and has a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

August 13, 2014

F-1

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

Report of Independent Registered Public Accounting Firm

To the Board of Directors of

Well Power, Inc.

(formerly known as Vortec Electronics, Inc.)

Houston, Texas

We have audited the accompanying balance sheets of Well Power, Inc. (formerly known as Vortec Electronics, Inc.) (the “Company”) as of April 30, 2013 and the related statements of operations, stockholders’ deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Well Power, Inc. (formerly known as Vortec Electronics, Inc.) as of April 30, 2013, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has negative working capital, has not yet received revenue from sales of products or services, and has incurred losses from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans with regard to these matters are described in Note 1. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Silberstein Ungar, PLLC

Bingham Farms, Michigan

July 24, 2013

F-2

Well Power, Inc.

(Formerly Vortec Electronics, Inc.)

Balance Sheets

	April 30,	April 30,
	2014	2013
ASSETS
Current Assets
Cash and cash equivalents	$39,832	$—
Prepaid expenses	—	—
Total Current Assets	39,832
Intangible Asset	400,000	—
Total Assets	$439,832	$—
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$323,136	$5,100
Short-term loan payable	35,000	—
Due to related parties	102,759	96,716
Stock payable	280,235	—
Total Liabilities	741,130	101,816
Contingencies and Commitments
Stockholders’ Deficit
Common stock, 4,500,000,000 shares authorized, $0.001 par value; 107,500,000 shares issued and outstanding	107,500	2,150
Additional paid-in capital	1,801,802	40,850
Accumulated Deficit	(2,210,600)	(144,816)
Total Stockholders’ Deficit	(301,298)	(101,816)
Total Liabilities and Stockholders’ Deficit	$439,832	$—

F-3

Well Power, Inc.

(Formerly Vortec Electronics, Inc.)

Statements of Operations

	For the	For the
	Year Ended	Year Ended
	April 30, 2014	April 30, 2013
Operating Expenses
General and administrative	$57,197	$—
Transfer agent and filing fees	16,564	—
Foreign exchange gain	2,818	—
Consulting fees	1,940,537	—
Professional fees	47,363	19,760
Total Operating Expenses	2,064,479	(19,760)
Loss from operations	(2,064,479)	(19,760)
Other Expense
Interest expense	(1,305)	—
Net Loss	$(2,065,784)	$(19,760)
Net Loss Per Common Share – Basic And Diluted	$(0.02)	$(0.00)
Weighted Average Common Shares Outstanding – Basic And Diluted	107,500,000	107,500,000

The accompanying notes are an integral part of these financial statements.

F-4

Well Power, Inc.

(Formerly Vortec Electronics, Inc.)

Statement of Stockholders’ Deficit

			Additional
	Common Stock		Paid-in
	Shares	Amount	Capital	Deficit	Total
Balance, April 30, 2012	2,150,000	$2,150	$40,850	$(125,056)	$(82,056)
Net loss	—	—	—	(19,760)	(19,760)
Balance, April 30, 2013	2,150,000	2,150	40,850	(144,816)	(101,816)
Effects of stock-split	105,350,000	105,350	(105,350)	—	—
Stock-based compensation expense	—	—	1,866,302	—	1,866,302
Net loss	—	—	—	(2,065,784)	(2,065,784)
Balance, April 30, 2014	107,500,000	$107,500	$1,801,802	$(2,210,600)	$(301,298)

The accompanying notes are an integral part of these financial statements.

F-5

Well Power, Inc.

(Formerly Vortec Electronics, Inc.)

Statements of Cash Flows

	For the	For the
	Year Ended	Year Ended
	April 30, 2014	April 30, 2014
Cash Flows From Operating Activities
Net loss	$(2,065,784)	$(19,760)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	1,896,537	—
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	18,036	301
Net Cash Used in Operating Activities	(151,211)	(19,459)
Cash Flows From Investing Activities
Purchase of license	(100,000)	—
Net Cash Used in Investing Activities	(100,000)	—
Cash Flows From Financing Activities
Loans received from officer	6,043	19,459
Proceeds from issuances of stock payable	250,000	—
Proceeds from short-term loan payable	35,000	—
Net Cash Provided by Financing Activities	291,043	19,459
Net Increase In Cash	39,832	—
Cash - Beginning of Year	—	—
Cash - End of Year	$39,832	$—
Supplementary Cash Flows Information:
Interest paid	$—	$—
Income taxes paid	$—	$—
Non-cash Investing and Financing Activities:
Payable incurred form purchase of license	$300,000	$—

 The accompanying notes are an integral part of these financial statements.

F-6

Well Power, Inc.

(Formerly Vortec Electronics, Inc.)

Notes To The Financial Statements

As of April 30, 2014 and 2013 and for the years then ended

1. Nature of Business and Continuance of Operations

Well Power, Inc. (the “Company”) (formerly Vortec Electronics, Inc.) was incorporated in Nevada on March 27, 2007. On December 10, 2013, the Company effected a merger with its wholly-owned subsidiary, Well Power, Inc. As part of the merger, the Company authorized a name change to Well Power, Inc. On January 22, 2014, the Company entered into an Exclusive License and Distribution Agreement to distribute mobile and scalable Wellhead Micro-Refinery Units (MRU’s). Upon entering into the agreement, the Company is a business whose planned principal operations are the sales and distribution of MRU’s in the state of Texas. As of April 30, 2014, the Company has had no operating revenues to date.

The Company has incurred losses since inception, has negative working capital, and has not yet received revenues from sales of products or services. These factors create substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations. Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts

2. Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s fiscal year end is April 30.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to intangible assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts payable, accrued liabilities, short term loan payable and an amount due to an officer. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Intangible Assets

Intangible assets include all costs incurred to acquire a licensing and distribution agreement. Intangible assets are recorded at cost and amortized on a straight-line basis over their estimated useful life of 5 years. Management conducts an annual assessment of the residual balances, useful lives and depreciation methods used. Changes arising from the assessment are applied by the Company prospectively.

F-7

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Foreign Currency Translation

The Company’s planned operations will be in the United States, which results in exposure to market risks from changes in foreign currency exchange rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk. The Company's functional currency for all operations worldwide is the U.S. dollar. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

The expense for equity awards vested during the reporting period is based upon the grant date fair value of the award. The expense is recognized over the applicable vesting period of the stock award using the straight-line method.

Earnings (Loss) Per Common Share

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. As of April 30, 2014, the Company has no potentially dilutive securities outstanding.

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

The Company has limited operations and is considered to be in the development stage. During the year ended April 30, 2014, the Company has elected to early adopt Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. The adoption of this Update allows the Company to remove the inception-to-date information and all references to development stage.

F-8

3. Intangible Asset

On January 22, 2014, the Company entered into an Exclusive License and Distribution Agreement (the “License Agreement”) with ME Resources Corp (“MEC”), a Canadian publicly listed company. The President of the Company is related to a director of MEC. Under the License Agreement, MEC appointed the Company as its exclusive distributor of Wellhead Micro-Refinery Units (“MRUs”) for the initial state of Texas. The License Agreement is for 5 years from the date of execution, but can be extended for two successive periods of an additional 5 years each.

Pursuant to the License Agreement, the Company agreed to pay consideration of $400,000, payable in two installments. $100,000 is to be paid within 30 days (paid) and the balance of $300,000 is to be paid within 90 days. The Company recorded the costs of acquiring the license as an intangible asset. As of April 30, 2014, a balance of $300,000 had been recorded as a payable. The company paid $200,000 subsequent to April 30, 2014.

4. Short-Term Loan

On December 18, 2013, the Company entered into a loan agreement in which the note holder agreed to provide a loan to the Company in the principal amount of up to $35,000. The loan is unsecured, bears interest at 11% per annum and is payable on September 30, 2014. As at April 30, 2014, the note holder has provided the full $35,000 to the Company and interest of $1,305 has been accrued.

5. Due To Related Parties

a)	The amount due to related parties of $102,759 and $96,716 at April 30, 2014 and 2013, respectively, consists of amounts owed to officers and shareholders of the Company for amounts advanced to pay for professional services provided by the Company’s outside service providers for services rendered for periods ending on and prior to April 30, 2014. The amount is unsecured, non-interest bearing and due on demand.
b)	On January 22, 2014, the Company entered into a License Agreement with ME Resources Corp (Note 3). The President of the Company is related to a director of MEC.

6. Common Stock

The Company’s authorized capital consisted of 4,500,000,000 shares of common stock with a par value of $0.001 per share.

There were 107,500,000 shares of common stock issued and outstanding as of April 30, 2014.

a)	On December 10, 2013, the Company approved an increase to the number of authorized shares, par value $0.001, from 90,000,000 shares to 4,500,000,000 shares. Correspondingly, the Company approved a forward split of 50:1 for which each shareholder was issued 50 new common shares in exchange for each 1 old common share outstanding. Prior to approval of the forward split, the Company had a total of 2,150,000 issued and outstanding common shares. Effective December 10, 2013, the Company has a total of 107,500,000 issued and outstanding common shares.
b)	On March 10, 2014, the Company sold 431,034 units at $0.58 per unit for gross proceeds of $250,000. Each unit consisted of one common share and one share purchase warrant. Each share purchase warrant is exercisable into one additional common share at an exercise price of $0.90 per share for a period of 2 years from the date of issuance. The relative fair value of the shares and warrants is $159,475 and $90,525, respectively. As of April 30, 2014, the Company is obligated to issue 431,034 common shares with a fair value of $250,000, which has been recorded as stock payable.
c)	During the year ended April 30, 2014, the Company entered into the consulting agreement described in Note 8. As of April 30, 2014, the Company is obligated to issue 93,719 common shares with a fair value of $30,325, which has been recorded as stock payable.
F-9

7. Stock Options

On March 14, 2014, the Company entered into two consulting agreements (refer to Note 8) whereby the Company granted 4,000,000 options to purchase shares of common stock exercisable for a period of two years at a price of $0.70 per share.

The following table summarizes information about the stock options.

	Number of Options	Weighted Average Exercise Price $	Weighted Average Remaining Contractual Life (years)	Aggregate Intrinsic Value $
Outstanding and exercisable, April 30, 2014	4,000,000	0.70	1.87	—

Stock-based compensation expense is determined using the Black-Scholes option pricing model. During the year ended April 30, 2014, the Company recognized the fair value of the options vested of $1,866,302 as consulting fees. The weighted average fair value of the options vested during the year ended April 30, 2014 was $0.74 per option. Weighted average assumptions used in calculating the fair value of stock-based compensation expense are as follows:

Year Ended April 30, 2014
Risk-free rate	0.36%
Dividend yield	0%
Volatility	124%
Weighted average expected life of the options (years)	2.00

8. Commitments And Contingencies

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

a)	On January 10, 2014, the Company entered into a consulting agreement with a consultant who will provide consulting services in consideration for $6,000 per month. The consulting fee is payable as follows:

                 i.      $3,000 per month settled in shares at the end of the term of the contract. The number of shares issuable is equal to $3,000 divided by the average of the 3 lowest trading prices in the last 10 days of each month.

                 ii.     $3,000 per month payable in cash at the end of each month.

As of April 30, 2014, no shares had been issued.

b)	On January 28, 2014, the Company entered into an investor relations agreement pursuant to which the Company will make payments totaling $25,000 payable as follows:

                 i.      1st payment: $10,000 due immediately (paid);

                 ii.     2nd payment: $5,000 due March 1, 2014 (paid);

                 iii.    3rd payment: $5,000 due April 1, 2014 (paid);

                 iv.    4th payment: $5,000 due May 1, 2014 (paid).

F-10

c)	On March 14, 2014, the Company entered into a consulting agreement with the President of the Company for consulting services to be provided over a one-year term in consideration for $1,000 per month for the first month, and $3,000 per month for the following eleven months. The Company will also pay an initial signing bonus of $10,000. In addition, the President of the Company was granted 2,000,000 options to purchase shares of common stock exercisable for a period of two years at a price of $0.70 per share.
d)	On March 14, 2014, the Company entered into a consulting agreement with the CEO of the Company for consulting services to be provided over a one-year term in consideration for $3,000 per month. The Company will also pay an initial signing bonus of $10,000. In addition, the CEO of the Company was granted 2,000,000 options to purchase shares of common stock exercisable for a period of two years at a price of $0.70 per share.

9. Income Tax

For the years since inception, the Company has incurred net losses and therefore, has no tax liability. The net deferred tax asset generated by the loss carry-forward has been fully reserved. The cumulative net operating loss carry-forward is approximately $344,000 at April 30, 2014, and will begin to expire in the year 2027.

The provision for Federal income tax consists of the following for the years ended April 30, 2014 and 2013:

	2014	2013
Income tax benefit computed at the statutory rate	$702,367	$6,718
Stock-based compensation	(634,544)	—
Change in valuation allowance	(67,823)	(6,718)
Provision for income taxes	$—	$—

The cumulative tax effect at the expected rate of 34% of significant items comprising of the Company’s net deferred tax amount is as follows as of April 30, 2014 and 2013:

	2014	2013
Deferred income tax assets
Net operating losses	$117,061	$49,238
Less: valuation allowance	(117,061)	(49,238)
Net deferred income tax assets	$—	$—

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of approximately $344,000 for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carry forwards may be limited as to use in future years.

10. Subsequent Events

On May 21, 2014, the Company completed a private placement of 3,000,000 units for cash proceeds of $150,000. Each unit consists of one share of common stock and one warrant to purchase an additional share of common stock. The warrants are exercisable for a period of two years at $0.90 per share.

F-11

Well Power, Inc.

Balance Sheets

(unaudited)

	July 31,	April 30,
	2014	2014
	(restated)
ASSETS
Current Assets
Cash	$15,034	$39,832
Prepaid expenses	2,599	—
Total Current Assets	17,633	39,832
Intangible Assets	400,000	400,000
Total Assets	$417,633	$439,832
LIABILITIES AND STOCKHOLDERS’ DEFICIT
Current Liabilities
Accounts payable and accrued liabilities	$189,754	$323,136
Short-term loan payable	35,000	35,000
Due to related parties	173,559	102,759
Stock payable	530,235	280,235
Total Liabilities	928,548	741,130
Contingencies and Commitments
Stockholders’ Deficit
Common stock, 4,500,000,000 shares authorized, $0.001 par value; 107,500,000 shares issued and outstanding	107,500	107,500
Additional paid-in capital	1,801,802	1,801,802
Accumulated deficit	(2,420,217)	(2,210,600)
Total Stockholders’ Deficit	(510,915)	(301,298)
Total Liabilities and Stockholders’ Deficit	$417,633	$439,832

The accompanying notes are an integral part of these unaudited financial statements.

F-12

Well Power, Inc.

Statements of Operations

(unaudited)

	For the	For the
	Three Months Ended	Three Months Ended
	July 31, 2014	July 31, 2013
Operating Expenses
General and administrative	$208,647	$2,000
Total Operating Expenses	(208,647)	(2,000)
Other Expense
Interest expense	(970)	—
Net Loss	$(209,617)	$(2,000)
Net Loss Per Common Share - Basic And Diluted	$(0.00)	$(0.00)
Weighted Average Common Shares Outstanding - Basic And Diluted	107,500,000	107,500,000

The accompanying notes are an integral part of these unaudited financial statements.

F-13

Well Power, Inc.

Statements of Cash Flows

(unaudited)

	For the	For the
	Three Months Ended	Three Months Ended
	July 31, 2014	July 31, 2013
Cash Flows From Operating Activities
Net loss	$(209,617)	$(2,000)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Prepaid expense	(2,599)	—
Accounts payable and accrued liabilities	(133,382)	—
Net Cash Used in Operating Activities	(345,598)	(2,000)
Cash Flows From Financing Activities
Net advances from related parties	70,800	2,000
Proceeds from issuances of stock payable	250,000	—
Net Cash Provided by Financing Activities	320,800	2,000
Net Decrease In Cash	(24,798)	—
Cash - Beginning of Period	39,832	—
Cash - End of Period	$15,034	$—
Supplementary Cash Flows Information:
Interest paid	$—	$—
Income taxes paid	$—	$—

The accompanying notes are an integral part of these unaudited financial statements.

F-14

Well Power, Inc.

Notes to the Financial Statements

(unaudited)

1. Nature of Business and Continuance of Operations

Well Power, Inc. (the “Company”) was incorporated in Nevada on March 27, 2007. On December 10, 2013, the Company effected a merger with its wholly-owned subsidiary, Well Power, Inc. As part of the merger, the Company authorized a name change from Vortec Electronics, Inc. to Well Power, Inc. On January 22, 2014, the Company entered into an Exclusive License and Distribution Agreement to distribute mobile and scalable Wellhead Micro-Refinery Units (MRU’s). Upon entering into the agreement, the Company is a business whose planned principal operations are the sales and distribution of MRU’s in the state of Texas. As at April 30, 2014, the Company has had no operating revenues to date.

The Company has incurred losses since inception, has negative working capital, and has not yet received revenues from sales of products or services. These factors create substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustment that might be necessary if the Company is unable to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations. Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts

2. Summary of Significant Accounting Policies

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars. The Company’s fiscal year end is April 30.

Interim Financial Statements

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission ("SEC"), and should be read in conjunction with the audited financial statements and notes thereto contained elsewhere in this prospectus. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim periods presented have been reflected herein. The results of operations for interim periods are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosure contained in the audited financial statements for the most recent fiscal year end April 30, 2014 have been omitted.

Use of Estimates

The preparation of financial statements in conformity with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The Company regularly evaluates estimates and assumptions related to intangible assets and deferred income tax asset valuation allowances. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Cash and Cash Equivalents

The Company considers all highly liquid investments with maturities of three months or less to be cash equivalents.

F-15

Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts payable, accrued liabilities, short term loan payable and an amount due to an officer. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Intangible Assets

Intangible assets include all costs incurred to acquire a licensing and distribution agreement. Intangible assets are recorded at cost and amortized on a straight-line basis over their estimated useful life of 5 years. Management conducts an annual assessment of the residual balances, useful lives and depreciation methods used. Changes arising from the assessment are applied by the Company prospectively.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities, and for operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Foreign Currency Translation

The Company’s planned operations will be in the United States, which results in exposure to market risks from changes in foreign currency exchange rates. The financial risk is the risk to the Company’s operations that arise from fluctuations in foreign exchange rates and the degree of volatility of these rates. Currently, the Company does not use derivative instruments to reduce its exposure to foreign currency risk. The Company's functional currency for all operations worldwide is the U.S. dollar. Nonmonetary assets and liabilities are translated at historical rates and monetary assets and liabilities are translated at exchange rates in effect at the end of the year. Revenues and expenses are translated at average rates for the year. Gains and losses from translation of foreign currency financial statements into U.S. dollars are included in current results of operations.

Revenue Recognition

The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Stock-Based Compensation

The expense for equity awards vested during the reporting period is in accordance with ASC Topic 718 and based upon the grant date fair value of the award. The expense is recognized over the applicable vesting period of the stock award using the straight-line method.

Subsequent Events

The Company has evaluated all transactions through the date the consolidated financial statements were issued for subsequent event disclosure consideration.

Earnings (Loss) Per Common Share

Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti dilutive. At July 31, 2014, the Company has no potentially dilutive securities outstanding.

F-16

Recent Accounting Pronouncements

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3. Intangible Asset

On January 22, 2014, the Company entered into an Exclusive License and Distribution Agreement (the “License Agreement”) with ME Resources Corp (“MEC”), a Canadian publicly listed company. The President of the Company is related to a director of MEC. Under the License Agreement, MEC appointed the Company as its exclusive distributor of Wellhead Micro-Refinery Units (“MRUs”) for the initial state of Texas. The License Agreement is for 5 years from the date of execution, but can be extended for two successive periods of an additional 5 years each.

Pursuant to the License Agreement, the Company agreed to pay consideration of $400,000, payable in two instalments. $100,000 is to be paid within 30 days (paid) and the balance of $300,000 is to be paid within 90 days ($200,000 paid). At July 31, 2014, the Company recorded the costs of acquiring the license as an intangible asset, and the remaining balance of $100,000 has not been paid and is included in accounts payable and accrued liabilities. Subsequent to the quarter, the Company paid $79,000 of its remaining cash obligation.

4. Short-Term Loan

On December 18, 2013, the Company entered into a loan agreement in which the note holder agreed to provide a loan to the Company in the principal amount of up to $35,000. The loan is unsecured, bears interest at 11% per annum and is payable on September 30, 2014. As at July 31, 2014, the note holder has provided the full $35,000 to the Company, and interest of $2,275 has been accrued.

5. Due To Related Parties

a) The amount due to related parties of $173,559 and $102,759 at July 31, 2014 and April 30, 2014, respectively, consists of amounts owed to officers and shareholders of the Company for amounts advanced to pay for professional services provided by the Company’s outside service providers and for consulting services rendered for periods ending on and prior to July 31, 2014. The amount is unsecured, non-interest bearing and due on demand.

b) On January 22, 2014, the Company entered into a License Agreement with ME Resources Corp (Note 3). The President of the Company is related to a director of MEC.

6. Common Stock

The Company’s authorized capital consisted of 4,500,000,000 shares of common stock with a par value of $0.001 per share.

There were 107,500,000 shares of common stock issued and outstanding as of July 31, 2014.

On March 10, 2014, the Company sold 431,034 units at $0.58 per unit for gross proceeds of $250,000. Each unit consisted of one common share and one share purchase warrant. Each share purchase warrant is exercisable into one additional common share at an exercise price of $0.90 per share for a period of 2 years from the date of issuance. The relative fair value of the shares and warrants is $159,475 and $90,525, respectively. As of July 31, 2014, the Company is obligated to issue 431,034 common shares with a fair value of $250,000, which has been recorded as stock payable.

On June 5, 2014, the Company sold 5,000,000 units at $0.05 per unit for gross proceeds of $250,000. Each unit consisted of one common share and one share purchase warrant. Each share purchase warrant is exercisable into one additional common share at an exercise price of $0.90 per share for a period of 2 years from the date of issuance. The relative fair value of the shares and warrants is $184,608 and $65,392, respectively. As of July 31, 2014, the Company is obligated to issue 5,000,000 common shares with a fair value of $250,000, which has been recorded as stock payable.

As July 31, 2014, pursuant to the consulting agreement described in Note 8(a), the Company is obligated to issue 93,719 common shares with a fair value of $30,235, which has been recorded as stock payable.

F-17

7. Stock Options

On March 14, 2014, the Company entered into two consulting agreements (refer to Note 8) whereby the Company granted 4,000,000 options to purchase shares of common stock exercisable for a period of two years at a price of $0.70 per share.

The following table summarizes information about the stock options.

	Number of Options	Weighted Average Exercise Price $	Weighted Average Remaining Contractual Life (years)	Aggregate Intrinsic Value $
Outstanding and exercisable, July 31, 2014	4,000,000	0.70	1.62	—

8. Commitments And Contingencies

The Company neither owns nor leases any real or personal property. An officer has provided office services without charge. There is no obligation for the officer to continue this arrangement. Such costs are immaterial to the financial statements and accordingly are not reflected herein. The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

a)	On January 10, 2014, the Company entered into a consulting agreement with a consultant who provided consulting services in consideration for $6,000 per month for a 4 month term. The consulting fee is payable as follows:

                           i.      $3,000 per month settled in shares at the end of the term of the contract. The number of shares issuable is equal to $3,000 divided by the average of the 3 lowest trading prices in the last 10 days of each month.

                          ii.      $3,000 per month payable in cash at the end of each month.

As of July 31, 2014, no shares had been issued. The company is obligated to issue 93,719 common shares.

b)	On March 14, 2014, the Company entered into a consulting agreement with the President of the Company for consulting services to be provided over a one-year term in consideration for $1,000 per month for the first month, and $3,000 per month for the following eleven months. The Company will also pay an initial signing bonus of $10,000. In addition, the President of the Company was granted 2,000,000 options to purchase shares of common stock exercisable for a period of two years at a price of $0.70 per share. During the three months ended July 31, 2014, the Company recognized $9,000 in consulting fees under the agreement, and $79,000 for additional consulting fees incurred during the period.
c)	On March 14, 2014, the Company entered into a consulting agreement with the CEO of the Company for consulting services to be provided over a one-year term in consideration for $3,000 per month. The Company will also pay an initial signing bonus of $10,000. In addition, the CEO of the Company was granted 2,000,000 options to purchase shares of common stock exercisable for a period of two years at a price of $0.70 per share. During the three months ended July 31, 2014, the Company recognized $9,000 in consulting fees.

F-18

d)	On July 25, 2014, the Company entered into a $10,000 8% Convertible Promissory Note with a non-related third party. Under the terms of the Convertible Promissory Note, all principal and interest matures on July 25, 2015. The third party shall have the right to convert any unpaid sums into common stock of the Company at the rate of the lesser of $.09 per share or 50% of the lowest trade reported in the 10 days prior to date of conversion, subject to adjustment as described in the note. As at July 31, 2014, the Company has not received any proceeds under the convertible note. Refer to Note 9(d).

9. Restatement

On November 12, 2014, the Company determined that the payable of $25,000 to MEC is still valid. As a result, the intangible asset should have been recorded at the original agreed cash price of $400,000 as of July 31, 2014. The impact of the restatement on the balance sheet as of July 31, 2014 is as follows:

	As originally
	Reported	Change	Restated
Intangible assets	375,000	25,000	400,000
Total assets	392,633	25,000	417,633
Accounts payable and accrued liabilities	164,754	25,000	189,000
Total liabilities	903,548	25,000	928,548
Total Liabilities and Stockholders’ Deficit	392,633	25,000	417,633

10. Subsequent Events

a)	On August 6, 2014, the Company entered into a Note Purchase Agreement and $275,000 10% Convertible Promissory Note with a non-related third party. Under the terms of the Convertible Promissory Note, the Company will receive principal in one or more installments with a Maturity Date for the Note of July 29, 2015. The third party shall have the right to convert any unpaid sums into common stock of the Company at the rate of the lesser of $0.08 per share or 55% of the lowest trade reported in the 15 days prior to date of conversion, subject to adjustment as described in the note.
b)	On August 21, 2014, the Company entered into a convertible debenture with a non-related third party pursuant to which the Company borrowed $133,000. The convertible debenture bears interest at 2% per annum, and the principal and all unpaid interest is due on January 15, 2015. The convertible debenture is convertible at any time at the third party’s option into shares of the Company’s common stock at a variable conversion price of 45% of the lowest traded price during the 15 days prior to the notice of conversion, subject to adjustment as described in the convertible debenture.
c)	On August 26, 2014, the Company entered into an Equity Purchase Agreement and Registration Rights Agreement with Premier Venture Partners, LLC (“Premier”) whereby Premier is obligated, providing the Company has met certain conditions including the filing of a Form S-1 Registration Statement for the shares to be acquired, to purchase up to ten million dollars ($10,000,000) of the Company’s common stock at the rates set forth in the Equity Purchase Agreement. On September 5, 2014, the Company issued 1,977,535 common shares with a fair value of $134,670 to Premier. On September 11, 2014, the Company issued an additional 1,977,535 common shares with a fair value of $105,205 to Premier.
d)	On September 16, 2014, a non-related third party paid $10,000 of legal fees on behalf of the Company as proceeds from the $10,000 convertible note described in Note 8(d).

F-19

 14,370,000 SHARES OF COMMON STOCK

WELL POWER, INC.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II — INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

Securities and Exchange Commission registration fee	$88.50
Transfer Agent Fees	$500
Accounting fees and expenses	$7,500
Legal fees and expense	$25,000
Miscellaneous	$5,000
Total	$38,088.50

All amounts are estimates other than the fee of this registration statement and legal and fees and expense. Premier Venture is paying all expenses of the offering listed above.

Item 14. Indemnification of Directors and Officers.

Nevada Revised Statute 78.037 permits a corporation to eliminate or limit the personal liability of a director or officer to the corporation or its stockholders for damages relating to breach of fiduciary duty as a director or officer, but such a provision must not eliminate or limit the liability of a director or officer for (a) acts or omissions which involve intentional misconduct, fraud or a knowing violation of law or (b) the payment of distributions in violation of Nevada Revised Statute 78.300.

Nevada Revised Statutes 78.7502 provides as follows with respect to indemnification of directors, officers, employees and agents:

(a)	We may indemnify any person who was or is a party or is threatened to be made a party to any action, except an action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (i) is not liable for breach of his fiduciary duties as a director or officer pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

(b)	We may indemnify any person who was or is a party or is threatened to be made a party to any action by us, by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving as a director, officer, employee or agent of any other person at our request, against expenses actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (i) is not liable for breach of his fiduciary duties pursuant to Nevada Revised Statutes 78.138; and (ii) acted in good faith and in a manner which he reasonably believed to be in or not opposed to our best interest. We may not indemnify him for any claim, issue or matter as to which he has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to us or for amounts paid in settlement to us, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, he is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

(c)	To the extent that our directors, officers, employees or agents have been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, we are required to indemnify him against expenses, including attorneys’ fees actually and reasonably incurred by him in connection with the defense.

Our Articles of Incorporation and Bylaws provide for elimination of any liability of our directors and officers and indemnity of our directors and officers to the fullest extent permitted by Nevada law.

The above-described provisions relating to the exclusion of liability and indemnification of directors and officers are sufficiently broad to permit the indemnification of such persons in certain circumstances against liabilities arising under the Securities Act.  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors and officers and to persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

40

Item 15. Recent Sales of Unregistered Securities.

On March 6, 2014, we sold 431,034 units to an accredited investor where each unit consisted of one share of common stock and a warrant to purchase one share of common stock. We received cash proceeds of $250,000. The warrants are exercisable for a period of two years at $0.90 per share. We relied on the exemption found in Regulation S in the offer and sale of the units. As of August 12, 2014, these shares have not yet been issued.

On March 14, 2014, we granted options to our management as provided in their Consulting Agreements under the Plan. Mr. Neagoe was awarded an option to purchase 2,000,000 shares of our common stock and Mr. Patience was also awarded an option to purchase 2,000,000 shares of our common stock. The options are exercisable at $0.70 per share.

On May 21, 2014, we sold 3,000,000 units to an accredited investor where each unit consisted of one share of common stock and a warrant to purchase one share of common stock. We received cash proceeds of $150,000. The warrants are exercisable for a period of two years at $0.90 per share. We relied on the exemption found in Regulation S in the offer and sale of the units. As of August 12, 2014, these shares have not yet been issued.

On June 5, 2014, we sold to an accredited investor 5,000,000 units at $0.05 per unit for gross proceeds of $250,000. Each unit consisted of one common share and one share purchase warrant. Each share purchase warrant is exercisable into one additional common share at an exercise price of $0.90 per share for a period of two (2) years from the date of issuance. We are obligated to issue 5,000,000 common shares with a fair value of $250,000, which has been recorded as stock payable.

As July 31, 2014, pursuant to the consulting agreement, we are obligated to issue 93,719 common shares with a fair value of $30,325, which has been recorded as stock payable.

On August 26, 2014, we entered into an Equity Purchase Agreement and Registration Rights Agreement with Premier Venture Partners, LLC (“Premier”) whereby Premier is obligated, providing we have met certain conditions including the filing of a Form S-1 Registration Statement for the shares to be acquired, to purchase up to $10,000,000 of our common stock at the rates set forth in the Equity Purchase Agreement. On September 5, 2014, we issued 1,977,535 common shares with a fair value of $134,670 to Premier. On September 11, 2014, we issued an additional 1,977,535 common shares with a fair value of 105,205 to Premier.

Unless otherwise noted, the above referenced securities qualify for exemption from securities registration afforded by the provisions of Section 4(2) of the Securities Act, based on the following: (a) each of the persons to whom the shares of common stock were issued (each such person, an “Investor”) confirmed to the Company that it or he is an “accredited investor” as  defined in Rule 501 of Regulation D promulgated under the Securities Act and has such background, education and experience in financial and business matters as to be able to evaluate the merits and risks of an investment in the securities, (b) there was no public offering or general solicitation with respect to the offering of such shares,(c) each Investor was provided with certain disclosure materials and all other information requested with respect to the Company, (d) each Investor acknowledged that all securities being purchased were being purchased for investment intent and were “restricted securities” for purposes of the Securities Act, and agreed to transfer such securities only in a transaction registered under the Securities Act or exempt from registration under the Securities Act and (e) a legend has been, or will be, placed on the certificates representing each such security stating that it was restricted and could only be transferred if subsequently registered under the Securities Act or transferred in a transaction exempt from registration under the Securities Act.

41

Item 16. Exhibits and Financial Statement Schedules

Exhibit Number	Description of Exhibit
3.1(1)	Articles of Incorporation.
3.2(2)	Certificate of Amendment to Articles of Incorporation.
3.3(2)	Articles of Merger.
3.4(1)	Bylaws.
5.1*	Legal Opinion of Szaferman, Lakind, Blumstein & Blader, P.C.
10.1(3)	Equity Purchase Agreement, dated August 26, 2014, by and between Well Power, Inc. and Premier Venture Partners, LLC.
10.2(3)	Registration Rights Agreement dated August 26, 2013, by and between Well Power, Inc. and Premier Venture Partners, LLC.
10.3(4)	Cristian Neagoe employment agreement dated March 14, 2014.
10.4(4)	Dan Patience employment agreement dated March 14, 2014.
10.5(3)	Convertible Debenture dated August 21, 2014, by and between Well Power, Inc. and Macallan Partners, LLC
10.6(3)	Note Purchase Agreement dated August 6, 2014, by and between Well Power, Inc. and Iconic Holdings, LLC.
10.7(3)	10% Convertible Promissory Note dated August 6, 2014, by and between Well Power, Inc. and Iconic Holdings, LLC.
10.8(3)	10% Convertible Note dated July 23, 2014, by and between Well Power, Inc. and Tarpon Bay Partners, LLC.
10.9(3)	Convertible Promissory Note dated July 25, 2014, by and between Well Power, Inc. and Melvyn Maller.
10.10	Consulting Fee Agreement dated April 1, 2014, by and between Well Power, Inc. and 858271 Alberta Ltd.
23.1	Consent of GBH CPAs, PC.
23.2*	Consent of Szaferman, Lakind, Blumstein & Blader, P.C. (included in Exhibit 5.1).
23.3	Consent of Silberstein Ungar, PLLC.

* To be filed by amendment.

(1) Filed as exhibits to the Company’s Form SB-2 S filed with the SEC on June 22, 2007, and incorporated herein by reference.

(2) Filed as an exhibit to the Company’s Report on Form 8-K, filed with the SEC on January 6, 2014, and incorporated herein by reference.

(3) Filed as an exhibit to the Company’s Report on Form 8-K, filed with the SEC on August 27, 2014, and incorporated herein by reference.

(4) Filed as an exhibit to the Company’s Report on Form 8-K, filed with the SEC on March 19, 2014, and incorporated herein by reference.

(5) Filed as an exhibit to the Company’s Report on Form 8-K, filed with the SEC on March 19, 2014, and incorporated herein by reference.

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Item 17. Undertakings.

Undertaking Required by Item 512 of Regulation S-K.

(a) The undersigned registrant hereby undertakes:

                    (1) to file, during any period in which it offers or sells securities are being made, a post-effective amendment to this Registration Statement to:

(i)	include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this rule do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement; and paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is not part of the registration statement.

Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-3, and the information required to be included in a post-effective amendment is provided pursuant to item 1100(c) of Regulation AB.

                    (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

                    (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(b) For determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                    (1) Any preliminary prospectus or prospectus of the registrant relating to the offering required to be filed pursuant to Rule 424;

                    (2) Any free writing prospectus relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

                    (3) The portion of any other free writing prospectus relating to the offering containing material information about the registrant or its securities provided by or on behalf of the registrant; and

                    (4) Any other communication that is an offer in the offering made by the registrant to the purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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(d) That, for the purpose of determining liability under the Securities Act to any purchaser:

          If the registrant is relying on Rule 430B:

                    (i) Each prospectus filed by the registrant pursuant to 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                    (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of a registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

If the registrant is relying on Rule 430A:

                    (i) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

                    (ii) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Dallas, State of Texas, on December 1, 2014.

WELL POWER, INC.

By:	/s/ Cristian Neagoe
Name: Cristian Neagoe
Title: President, Chief Executive Officer and Director
(Principal Executive Officer )

By:	/s/ Dan Patience
Name: Dan Patience
Title: President, Chief Financial Officer, Secretary, Treasurer and Director
(Principal Accounting and Financial Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Cristian Neagoe	President, Chief Executive Officer	December 1, 2014
Cristian Neagoe	and Director
(Principal Executive)

/s/ Dan Patience	Chief Financial Officer, Secretary, Treasurer, and Director	December 1, 2014
Dan Patience	(Principal Accounting and Financial Officer)

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